                                                                     EXHIBIT 2.1





                            ASSET PURCHASE AGREEMENT

                                      DATED

                                  JUNE 1, 1998

                                  BY AND AMONG

                       INDEPENDENCE FUNDING COMPANY, LLC,


                                TELECAPITAL, L.P.


                                       AND


                     AMRESCO INDEPENDENCE FUNDING CO., INC.,


                        AMRESCO COMMERCIAL LENDING CORP.,

                                       AND

                                  AMRESCO, INC.


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                                TABLE OF CONTENTS
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ARTICLE I
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       Certain Definitions................................................................................     1
                  1.1    Certain Definitions..............................................................     1
                  1.2    Terms Defined in Other Articles..................................................     9
                  1.3    Interpretation...................................................................     10

ARTICLE II
       Purchase and Sale of Assets; Assumption of Liabilities;
       Additional Covenants...............................................................................     10

                  2.1    Purchase and Sale of Assets......................................................     10
                  2.2    Purchase Price...................................................................     10
                  2.3    Allocation of the Purchase Price.................................................     13
                  2.4    Closing..........................................................................     13

ARTICLE III
       Representations and Warranties of IFC..............................................................     13

                  3.1    Organization and Qualification of IFC
                           and the IFC Subsidiaries.......................................................     13
                  3.2    Authorization....................................................................     13
                  3.3    Non-contravention................................................................     14
                  3.4    No Consents......................................................................     13
                  3.5    The IFC Purchased Assets.........................................................     13
                  3.6    Personal Property................................................................     13
                  3.7    Real Property....................................................................     13
                  3.8    No Condemnation..................................................................     13
                  3.9    Financial Statements.............................................................     15
                  3.10   Absence of Certain Developments..................................................     15
                  3.11   Governmental Authorizations; Licenses; Etc.......................................     15
                  3.12   Litigation.......................................................................     16
                  3.13   Undisclosed Liabilities..........................................................     16
                  3.14   Taxes............................................................................     16
                  3.15   Insurance........................................................................     16
                  3.16   Proprietary Rights...............................................................     16
                  3.17   Accounts and Loans Receivable ...................................................     17
                  3.18   Material Contracts...............................................................     17
                  3.19   Books and Records................................................................     18
                  3.20   Brokers..........................................................................     18
                  3.21   Disclosure.......................................................................     18
                  3.22   Agreements and Transactions with Related Parties.................................     18
                  3.23   Disclaimer of Warranties.........................................................     19
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ARTICLE IV
       Representations and Warranties of Telecapital......................................................     19

                  4.1    Organization and Qualification of Telecapital....................................     19
                  4.2    Authorization....................................................................     19
                  4.3    Non-contravention................................................................     19
                  4.4    No Consents......................................................................     20
                  4.5    The Telecapital Purchased Assets.................................................     20
                  4.6    Personal Property................................................................     20
                  4.7    Real Property....................................................................     20
                  4.8    No Condemnation..................................................................     20
                  4.9    Financial Statements.............................................................     20
                  4.10   Absence of Certain Developments..................................................     21
                  4.11   Governmental Authorizations; Licenses; Etc.......................................     21
                  4.12   Litigation.......................................................................     22
                  4.13   Undisclosed Liabilities..........................................................     22
                  4.14   Taxes............................................................................     22
                  4.15   Insurance........................................................................     22
                  4.16   Proprietary Rights...............................................................     22
                  4.17   Accounts and Loans Receivable....................................................     22
                  4.18   Material Contracts...............................................................     23
                  4.19   Books and Records................................................................     23
                  4.20   Brokers..........................................................................     23
                  4.21   Disclosure.......................................................................     23
                  4.22   Agreements and Transactions with Related Parties.................................     23
                  4.23   Disclaimer of Warranties.........................................................     24

ARTICLE V
       Representations and Warranties of the Purchaser Parties............................................     24

                  5.1    Organization.....................................................................     24
                  5.2    Authorization....................................................................     24
                  5.3    Non-contravention................................................................     25
                  5.4    No Consents......................................................................     25
                  5.5    Financial Resources..............................................................     25
                  5.6    Financial Statements.............................................................     25
                  5.7    Absence of Certain Developments..................................................     25
                  5.8    Litigation.......................................................................     25
                  5.9    Capitalization...................................................................     26
                  5.10   Compliance with Laws.............................................................     26
                  5.11   SEC Filings; Financial Statements................................................     26
                  5.12   Undisclosed Liabilities..........................................................     27
                  5.13   Brokers..........................................................................     27
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

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ARTICLE VI
       Covenants and Agreements...........................................................................     27

                  6.1    Access and Information...........................................................     27
                  6.2    Affirmative Covenants............................................................     28
                  6.3    Negative Covenants...............................................................     28
                  6.4    Closing Documents................................................................     29
                  6.5    Transfer and Property Taxes......................................................     29
                  6.6    Best Efforts: Further Assurances.................................................     29
                  6.7    Employment Matters...............................................................     29
                  6.8    Registration Agreement...........................................................     30
                  6.9    Hart-Scott-Rodino Filings........................................................     31
                  6.10   Unassignable Contracts or Licenses...............................................     31
                  6.11   Covenant Against Competition.....................................................     32
                  6.12   Publicity........................................................................     33
                  6.13   Legending of Common Stock........................................................     33
                  6.14   Rothschild.......................................................................     34
                  6.15   Transitional Services............................................................     34

ARTICLE VII
       Conditions to Closing..............................................................................     34

                  7.1    Mutual Conditions................................................................     34
                  7.2    Conditions to the Purchaser Parties' Obligations.................................     35
                  7.3    Conditions to the Sellers' Obligations...........................................     36

ARTICLE VIII
       Termination........................................................................................     38

                  8.1    Termination......................................................................     38
                  8.2    Effect of Termination............................................................     38

ARTICLE IX
       Duration of Representations and Warranties; Indemnification........................................     39

                  9.1    Duration of Representations and Warranties.......................................     39
                  9.2    Indemnification..................................................................     39
                  9.3    Procedures for Third Party Claims................................................     40
                  9.4    Procedures for Inter-Party Claims................................................     41

ARTICLE X
       Miscellaneous......................................................................................     41

                  10.1     Notices........................................................................     41
                  10.2     Expenses.......................................................................     42
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                  10.3     Governing Law; Consent to Jurisdiction.........................................     42
                  10.4     Assignment; Successors and Assigns; No Third Party Rights......................     43
                  10.5     Counterparts...................................................................     43
                  10.6     Titles and Headings............................................................     43
                  10.7     Entire Agreement...............................................................     43
                  10.8     Amendment and Modification.....................................................     43
                  10.9     Waiver.........................................................................     43
                  10.10    Severability...................................................................     43
                  10.11    Obligations Several............................................................     44
                  10.12    No Strict Construction.........................................................     44
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                                    SCHEDULES

Schedule 1.1(i)         IFC Real Property
Schedule 1.1(ii)        IFC Approvals
Schedule 1.1(iii)       Telecapital Real Property
Schedule 1.1(iv)        Telecapital Approvals
Schedule 1.1(v)         IFC Assumed Related Liabilities
Schedule 1.1(vi)        Telecapital Assumed Related Liabilities
Schedule 3.1            IFC Foreign Qualification
Schedule 3.3            IFC Non-contravention
Schedule 3.4            IFC Consents
Schedule 3.5            IFC Third Party Interests
Schedule 3.6            IFC Encumbrances
Schedule 3.7            IFC Real Property Encumbrances
Schedule 3.9            IFC GAAP Disclosures
Schedule 3.10           IFC Certain Developments
Schedule 3.12           IFC Litigation
Schedule 3.14           IFC Tax Contests
Schedule 3.15           IFC Insurance
Schedule 3.16           IFC Proprietary Rights
Schedule 3.17           IFC Accounts and Loans Receivable
Schedule 3.18           IFC Material Contracts
Schedule 3.22           IFC Related Party Agreements
Schedule 4.1            Telecapital Foreign Qualification
Schedule 4.3            Telecapital Non-contravention
Schedule 4.4            Telecapital Consents
Schedule 4.5            Telecapital Third Party Interests
Schedule 4.6            Telecapital Encumbrances
Schedule 4.7            Telecapital Real Property Encumbrances
Schedule 4.9            Telecapital GAAP Disclosures
Schedule 4.10           Telecapital Certain Developments
Schedule 4.12           Telecapital Litigation
Schedule 4.14           Telecapital Tax Contests
Schedule 4.15           Telecapital Insurance
Schedule 4.16           Telecapital Proprietary Rights
Schedule 4.17           Telecapital Accounts and Loans Receivable
Schedule 4.18           Telecapital Material Contracts
Schedule 4.22           Telecapital Related Party Agreements
Schedule 5.4            Purchaser Consents
Schedule 5.7            Purchaser Certain Developments
Schedule 5.8            Purchaser Litigation
Schedule 6.7            Employees


                                      -v-

                                    EXHIBITS

Exhibit A-1             IFC Allocation of Purchase Price
Exhibit A-2             Telecapital Allocation of Purchase Price
Exhibit B               Form of Bill of Sale
Exhibit C               Form of Blanket Assignment
Exhibit D               Form of Assignment and Assumption Agreement
Exhibit E               IFC Escrow Agreement
Exhibit F               Telecapital Escrow Agreement


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


                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT, dated June 1, 1998, by and among Independence Funding Company, LLC, a Texas limited liability company ("IFC"), Telecapital, L.P., a Delaware limited partnership ("Telecapital" and together with IFC, "Sellers"), AMRESCO Independence Funding Co., Inc., a Delaware corporation ("Purchaser1," each of Purchaser1 and Purchaser2 being a "Purchaser"), AMRESCO Commercial Lending Corp. ("Purchaser 2") and AMRESCO, Inc., a Delaware corporation ("Parent," and collectively with Purchaser1 and Purchaser2, the "Purchaser Parties").


                              W I T N E S S E T H:

                  WHEREAS, prior to the date hereof, IFC has engaged, among other things, in the business of originating and servicing loans including, without limitation, loans originated pursuant to certain loan programs of the United States Small Business Administration ("SBA") and selling interests in such loans (collectively, the "IFC Business") and Telecapital has engaged in the business of originating, acquiring and servicing loans to the independent payphone industry and other incidental financing and servicing (collectively, the "Telecapital Business"); and

                  WHEREAS, Sellers desire to sell and transfer to Purchaser1 and Purchaser2, and Purchaser1 and Purchaser2 desire to purchase and assume from Sellers, all of the IFC Purchased Assets (as defined) and Telecapital Purchased Assets (as defined), respectively, and all of the IFC Assumed Liabilities (as defined) and Telecapital Assumed Liabilities (as defined), respectively, all as more specifically provided herein; and

                  WHEREAS, each Purchaser is a wholly-owned subsidiary of Parent, and Sellers are relying upon Parent being a party to this Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, Sellers and the Purchaser Parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  Section 1.1. Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

                  "Accounts Receivable" means all accounts and notes receivable and other claims for money payable and all reserves related thereto, deposits, and advances.

                  "Accountants" means Ernst & Young LLP, independent accountants to IFC and Telecapital.

                  "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

                  "Agreement" means this Asset Purchase Agreement and the exhibits and schedules referred to herein.

                  "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks in Texas are open for the general transaction of business.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

                  "Governmental Authority" means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government and any authority or other quasi-governmental entity established to perform any of such functions, including the SBA.

                  "IFC Assumed Liabilities" means all liabilities and obligations of IFC, whether absolute, contingent, mature, or otherwise, known or unknown, (i) reflected in any IFC Financial Statements (including any notes thereto), (ii) disclosed on any Schedule hereto, (iii) arising or incurred in the ordinary course of business of the IFC Business to the extent such liabilities or obligations are not required to be reflected in the IFC Financial Statements (including any notes thereto) as of the date thereof or were incurred or arose since April 30, 1998, and (iv) liabilities and obligations due or owing on the Closing Date to any employee of the IFC Business that is employed by Purchaser1 after the Closing Date for accrued compensation, vacation, sick leave and holiday pay, severance pay set forth in the memorandum dated May 15, 1998 regarding a termination package to IFC's employees (a copy of which is included as part of Schedule 3.18 hereto) and other benefits.

                  "IFC Excluded Assets" means:

                  (a) any books and records that IFC or any of its Affiliates is required to retain pursuant to any statute, rule, regulation or ordinance, or which do not relate to the IFC Purchased Assets, IFC Assumed Liabilities or IFC Business (it being agreed that copies of any such materials relating to the IFC Purchased Assets or the IFC Business shall be provided to the Purchaser Parties upon their reasonable request);

                  (b) all payments and consideration to be received by IFC from the Purchaser Parties and their Affiliates, and all rights and remedies of IFC, under this Agreement or any agreement, instrument or other document delivered by or on behalf of any Purchaser Party pursuant hereto; and

                  (c) any assets, property, or rights which by law cannot be transferred, subject to Section 6.10 hereof.

                  "IFC Purchased Assets" means all of the right, title and interest of IFC in and to all assets owned, held or used in the conduct of the IFC Business of every kind and description, whether tangible or intangible, except for the IFC Excluded Assets. The IFC Purchased Assets include, without limitation, the following:

                  (a) all of IFC's cash, cash equivalents, money on deposit or in the process of collection with banks, factors and others, certificates of deposit, commercial paper, letters of credit, stock, bonds and other investment securities;

                  (b) all real property and real estate ("Real Property") owned or leased by IFC and all buildings and improvements thereto, including those assets listed on Schedule 1.1(i);

                  (c) all authorizations, consents, approvals, licenses, orders, permits, exemptions of, filings or registrations with, any Governmental Authority ("Governmental Licenses") held by IFC, including those assets listed on Schedule 1.1(ii), to the extent transferable;

                  (d) all right, title and interest of IFC in loans, mortgages, indentures, promissory notes, evidences of indebtedness, other debt, deeds of trust, loan or credit agreements, certificates of interest in all or part of the foregoing, or similar agreements or instruments evidencing indebtedness of borrowers, other than Accounts Receivable;

                  (e) all IFC Servicing Rights;

                  (f) the IFC Class B Certificate;

                  (g) all right, title and interest in Independence Funding Holding Company, LLC, Independence Funding Holding Corporation and any other direct or indirect subsidiary of IFC;

                  (h) all computer equipment, computer terminals, machinery, and other equipment (including spare parts), automobiles and other vehicles, furniture, fixtures, supplies, capital improvements in process, and all other tangible personal property employed in the conduct of the IFC Business;

                  (i) all easements, rights of way, servitudes, leases, permits, licenses or options used or held by the IFC Business;

                  (j)  all Accounts Receivable;

                  (k) all prepaid rentals, deposits, advances and other prepaid expenses;

                  (l) all rights and claims of IFC, whether mature, contingent or otherwise, against third parties, whether in tort, contract or otherwise, including causes of action, unliquidated rights and claims under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors, claims for refunds, rights of off-set and credits of all kinds and all other general intangibles;

                  (m) all trademarks, service marks, trademark and service mark registrations and applications therefor, copyrights, copyright registrations, copyrights applications, trade names, corporate names, technology, inventions, computer software, data and documentation (including electronic media), trade secrets, know-how, customer lists, processes, other intellectual property and proprietary information or rights, and permits, licenses or other agreements to or from third parties regarding the foregoing, (collectively the "Proprietary Rights") related to or used in the conduct of the IFC Business and all goodwill associated therewith;

                  (n) all rights under any executory contract related to the IFC Business to which IFC or any of its Affiliates is a party, including the Material Contracts listed on Schedule 3.18; and

                  (o) all other assets used in the conduct of the IFC Business, whether or not reflected on the books and records of IFC, including, the IFC Business as a going concern, its goodwill and franchises, all credit balances of or inuring to IFC under any state unemployment compensation plan or fund, its employment contracts, restrictive covenants and obligations of present and former employees, agents, representatives, independent contractors and others, all books, records, files and papers relating to, or necessary to the conduct of, the IFC Business, including operating and training manuals, computer programs, manuals and data, catalogs, quotations, bids, sales and promotional materials, correspondence, trade association memberships (to the extent transferable), lists of present and former customers and suppliers, customer credit information, customers' pricing information, business plans, studies and analyses, whether prepared by IFC or a third party, relating to the IFC Business, books of account, accounting records and personnel, employment and other records relating to the IFC Business.

                  "IFC Retained Liabilities" means any obligation or liability of IFC of any kind except for IFC Assumed Liabilities. IFC Retained Liabilities shall include, without limitation, the following obligations and liabilities:

                  (a) any liability of IFC or its Affiliates relating to or arising out of any IFC Excluded Assets;

                  (b) any liability of IFC or its Affiliates to any member of IFC in his capacity as a member, including without limitation with respect to distributions to members and the purchase of the membership interest of any member of IFC;

                  (c) any liability of IFC or its Affiliates to Bear Stearns arising out of the transactions contemplated by this Agreement and all expenses and costs of IFC and its Affiliates incident to the transactions contemplated by the Agreement;

                  (d) any liability of IFC to any Purchaser Party resulting from any breach by IFC of any representation or warranty or resulting from any default by IFC of its obligations under this Agreement or any other agreement delivered by or on behalf of IFC pursuant hereto;

                  (e) any liability arising out of any business activity of IFC that is not part of the IFC Business;

                  (f) any lien, claim or encumbrance on any IFC Purchased Asset, except as set forth on Schedule 3.5;

                  (g) any liability of IFC for any federal, state or local income or franchise taxes or taxes relating to the payment of the IFC Purchase Price (other than the taxes for which the Purchaser Parties are responsible under Section 6.5) and any penalties or other payments with respect thereto;

                  (h) except as may be included as IFC Assumed Liabilities, any liability of any Seller for vacation, sick leave, holiday or severance obligations or compensation, if any, to any employee or former employee of IFC, including any severance and other post-Closing obligation to Charles P. Bell, Jr., W. David Jenkins, Dianna Seaborn, and Stuart Mitchell; and

                  (i) any liability of IFC to any Affiliate of IFC, including without limitation those disclosed on Schedule 3.22 except as specifically set forth on Schedule 1.1(v).

                  "IFC Servicing Rights" means the rights and responsibilities of IFC with respect to the servicing or subservicing of loans originated, acquired or sold, in whole or in part, by IFC and any right to receive servicing fees and ancillary income relating thereto.

                  "IFC Subsidiaries" means Independence Funding Holding Company, LLC, Independence Funding Holding Corporation, and any other direct or indirect subsidiary owned by IFC.

                  "Material Adverse Change" means a material adverse change in the financial condition or results of operations of the applicable party.

                  "Person" means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Rothschild" means Rothschild, Inc.

                  "Seller Principals" means David W. Mills and James S. Regan.

                  "Telecapital Assumed Liabilities" means all liabilities and obligations of Telecapital, whether absolute, contingent, mature, or otherwise, known or unknown, (i) reflected in any Telecapital Financial Statements (including any notes thereto), (ii) disclosed on any Schedule hereto, (iii) arising or incurred in the ordinary course of business of the Telecapital Business to the extent such liabilities or obligations are not required to be reflected in the Telecapital Financial Statements (including any notes thereto) as of the date thereof or were incurred or arose since April 30, 1998, and (iv) liabilities and obligations due or owing on the Closing Date to any employee of the Telecapital Business that is employed by Purchaser2 after the Closing Date for accrued compensation, vacation, sick leave and holiday pay, severance pay in accordance with the provisions of the memorandum dated May 15, 1998, which is applicable to Telecapital, (a copy of which is included as part Schedule 3.18 hereto) and other benefits.

                  "Telecapital Excluded Assets" means:

                  (a) any books and records that Telecapital or any of its Affiliates is required to retain pursuant to any statute, rule, regulation or ordinance, or which do not relate to the Telecapital Purchased Assets, Telecapital Assumed Liabilities or Telecapital Business (it being agreed that copies of any such materials relating to the Telecapital Purchased Assets or the Telecapital Business shall be provided to the Purchaser Parties upon their reasonable request);

                  (b) all payments and consideration to be received by Telecapital from the Purchaser Parties and their Affiliates, and all rights and remedies of Telecapital, under this Agreement or any agreement, instrument or other document delivered by or on behalf of any Purchaser Party pursuant hereto; and

                  (c) any assets, property, or rights which by law cannot be transferred, subject to Section 6.10 hereof.

                  "Telecapital Purchased Assets" means all of the right, title and interest of Telecapital in and to all assets owned, held or used in the conduct of the Telecapital Business, of every kind and description, wherever located, whether tangible or intangible, except for the Telecapital Excluded Assets. The Telecapital Purchased Assets include, without limitation, the following:

                  (a) all of Telecapital's cash, cash equivalents, money on deposit or in the process of collection with banks, factors and others, certificates of deposit, commercial paper, letters of credit, stock, bonds and other investment securities;

                  (b) all Real Property owned or leased by Telecapital and all buildings and improvements thereto, including those assets listed on Schedule 1.1(iii);

                  (c) all Government Licenses of Telecapital, including those assets listed on Schedule 1.1(iv), to the extent transferable;

                  (d) all right, title and interest of Telecapital in loans, mortgages, indentures, promissory notes, evidences of indebtedness, other debt, deeds of trust, loan or credit agreements, certificates of interest in all or part of the foregoing or similar agreements or instruments evidencing indebtedness of borrowers, other than Accounts Receivable;

                  (e)  all Telecapital Servicing Rights;

                  (f) all computer equipment, computer terminals, machinery, and other equipment (including spare parts), automobiles and other vehicles, furniture, fixtures, supplies, capital improvements in process, and all other tangible personal property employed in the conduct of the Telecapital Business;

                  (g) all easements, rights of way, servitudes, leases, permits, licenses or options used or held by the Telecapital Business;

                  (h)  all Accounts Receivable;

                  (i) all prepaid rentals, deposits, advances and other prepaid expenses;

                  (j) all rights and claims of Telecapital, whether mature, contingent or otherwise, against third parties, whether in tort, contract or otherwise, including causes of action, unliquidated rights and claims under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors, claims for refunds, rights of off-set and credits of all kinds and all other general intangibles;

                  (k) all Proprietary Rights related to or used in the Telecapital Business and all goodwill associated therewith;

                  (l) all rights under any executory contract related to the Telecapital Business to which Telecapital or any of its Affiliates is a party, including the Material Contracts listed on Schedule 4.18; and

                  (m) all other assets used in the conduct of the Telecapital Business, whether or not reflected on the books and records of Telecapital, including, the Telecapital Business as a going concern, its respective goodwill and franchises, all credit balances of or inuring to Telecapital under any state unemployment compensation plan or fund, its employment contracts, restrictive covenants and obligations of present and former employees, agents, representatives, independent contractors and others, all books, records, files and papers relating to, or necessary to the conduct of, the Telecapital Business, including, operating and training manuals, computer programs, manuals and data, catalogs, quotations, bids, sales and promotional materials, correspondence, trade association memberships (to the extent transferable), lists of present and former customers and suppliers, customer credit information, customers' pricing information, business plans, studies and analyses, whether prepared by Telecapital or a third party, relating to the Telecapital Business, books of account, accounting records and personnel, employment and other records relating to the Telecapital Business.

                  "Telecapital Retained Liabilities" means any obligation or liability of Telecapital of any kind except for Telecapital Assumed Liabilities. Telecapital Retained Liabilities shall include, without limitation, the following obligations and liabilities:

                  (a) any liability of Telecapital or its Affiliates relating to or arising out of any Telecapital Excluded Assets;

                  (b) any liability of Telecapital or its Affiliates to any partner of Telecapital in his capacity as a partner, including without limitation with respect to distributions to partners and the purchase of the limited partnership interest of any partner of Telecapital;

                  (c) any liability of Telecapital or its Affiliates to Bear Stearns arising out of the transactions contemplated by this Agreement and all expenses and costs of Telecapital and its Affiliates incident to the transactions contemplated by this Agreement; and

                  (d) any liability of Telecapital to any Purchaser Party resulting from any breach by Telecapital of any representation or warranty or resulting from any default by Telecapital of its obligations under this Agreement or any other agreement delivered by or on behalf of Telecapital pursuant hereto;

                  (e) any liability arising out of any business activity of Telecapital that is not part of the Telecapital Business;

                  (f) any lien, claim or encumbrance on any Telecapital Purchased Asset, except as set forth on Schedule 4.5;

                  (g) any liability of Telecapital for any federal, state or local income or franchise taxes or taxes relating to the payment of the Telecapital Purchase Price (other than the taxes for which the Purchaser Parties are responsible under Section 6.5) and any penalties or other payments with respect thereto;

                  (h) except as may be included as Telecapital Assumed Liabilities, any liability of any Seller for vacation, sick leave, holiday or severance obligations or compensation, if any, to any employee or former employee of Telecapital, including any severance and other post-Closing obligation to David Harvey;

                  (i) any liability of Telecapital to any Affiliate of Telecapital, including without limitation those disclosed on Schedule 4.22 except as specifically set forth on Schedule 1.1(vi); and

                  (j) any liability of Telecapital to Rothschild arising under Telecapital's agreement with Rothschild, dated as of January 17, 1997 (which is described on Schedule 4.18), subject to the Purchaser Parties' obligations under
Section 6.14 hereof.

                  "Telecapital Servicing Rights" means the rights and responsibilities of Telecapital with respect to the servicing of loans originated, acquired, or sold, in whole or in part, by Telecapital and any right to receive servicing fees and ancillary income relating thereto.

                  "Third Party Claim" has the meaning ascribed to such term in
Section 9.3.

                  Section 1.2. Terms Defined in Other Articles. The following terms have the meanings set forth in the respective Sections set forth below:

                  Term                                        Section
                  ----                                        -------

                  Acceptable Letter of Credit                 2.2
                  Antitrust Division                          6.9
                  Bear Stearns                                3.20
                  Closing                                     2.4
                  Closing Date                                2.4
                  Continuation Coverage                       6.7
                  Damages                                     9.2
                  Employees                                   6.7
                  Encumbrances                                3.3
                  Exchange Act                                5.9
                  FTC                                         6.9
                  HSR Act                                     6.9
                  Government Licenses                         Definition of IFC Purchased Assets
                  IFC                                         Recitals
                  IFC Business                                Recitals
                  IFC Escrow Agreement                        2.2
                  IFC Financial Statements                    3.9
                  IFC Note                                    2.2
                  IFC Purchase Price                          2.2
                  Indemnified Party                           9.2
                  Indemnifying Party                          9.2
                  Material Contracts                          3.18
                  Parent                                      Recitals
                  Parent Financial Statements                 5.6
                  Proprietary Rights                          Definition of IFC Purchased Assets
                  Purchaser                                   Recitals
                  Purchaser1                                  Recitals
                  Purchaser2                                  Recitals
                  Purchaser Parties                           Recitals
                  Purchaser Common Stock                      5.9
                  Real Property                               Definition of IFC Purchased Assets
                  Registration Statement                      6.8
                  Related Parties                             3.22


                  Report                                      6.9
                  SBA                                         Recitals
                  SEC                                         5.11
                  SEC Reports                                 5.11
                  Securities Act                              6.8
                  Survival Period                             9.1
                  Telecapital                                 Recitals
                  Telecapital Business                        Recitals
                  Telecapital Escrow Agreement                2.2
                  Telecapital Financial Statements            4.9
                  Telecapital Note                            2.2
                  Telecapital Purchase Price                  2.2
                  Third Party Claim                           9.3


                  Section 1.3. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; and (iv) the term "including" shall mean "including without limitation."

                                   ARTICLE II

             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES;
                              ADDITIONAL COVENANTS

                  Section 2.1. Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 2.4), (a) IFC shall sell, assign, transfer, convey and deliver to Purchaser1 all of IFC's right, title and interest in and to the IFC Purchased Assets and Purchaser1 shall purchase such IFC Purchased Assets from IFC; and (b) Telecapital shall sell, assign, transfer, convey and deliver to Purchaser2 all of Telecapital's right, title and interest in and to the Telecapital Purchased Assets and Purchaser2 shall purchase such Telecapital Purchased Assets from Telecapital.

                  Section 2.2.  Purchase Price.

                  (a) IFC Purchase Price. In consideration of the sale, assignment, transfer and conveyance of the IFC Purchased Assets, and in reliance upon the covenants, representations and warranties made herein by IFC, the Purchaser Parties shall pay or assume the following (collectively, the "IFC Purchase Price"):

                  (i) At the Closing the Purchaser Parties shall pay to IFC cash in an amount equal to $34,610,000 in immediately available funds by wire transfer to an account designated by IFC.

                  (ii) The Purchaser Parties shall deliver a convertible promissory note (the "IFC Note") in the principal amount of $28,320,000, convertible into the number of shares of common stock, par value $.05 per share ("Common Stock"), of Parent which results from dividing the principal amount plus accrued interest by the average closing sales prices (adjusted for any stock splits, stock dividends, reclassification, reorganization or similar event during the applicable time period) for the Common Stock as reported on the Nasdaq National Market System for the five (5) trading days immediately preceding the effective date of the Registration Statement. The IFC Note shall be convertible at the option of IFC or Parent at any time on or after the effective date of the Registration Statement. The IFC Note shall bear interest at the rate of 10% per annum payable monthly except that no interest shall be due for the first two days of the term of the Note. After the IFC Note has been outstanding for more than ninety (90) days, the interest rate shall increase to twelve percent (12%) per annum. The term of the IFC Note shall be six months from the Closing Date, at which time all principal and accrued interest shall be due and payable. Notwithstanding the foregoing, if the Registration Statement is not effective by the fifteenth day after the Closing Date, on or after such fifteenth day IFC shall have the right to convert the principal and accrued interest of the IFC Note based on the five (5) trading days immediately preceding the date of conversion; such a conversion shall not relieve the Purchaser Parties of their obligations under Section
         6.8. At the Closing $5,000,000 of the cash consideration payable under subsection (a)(i) above or an irrevocable letter of credit issued by Chase Manhattan Bank, N.A. or another United States financial institution with over $10 billion in assets reasonably acceptable to Parent, on terms acceptable to Parent, (an "Acceptable Letter of Credit") shall be deposited into escrow under an escrow agreement (the "IFC Escrow Agreement") between the Purchaser Parties, IFC and an independent escrow agent selected by Parent and reasonably acceptable to IFC, to be the exclusive source for all indemnification claims against IFC under Article IX hereof. IFC shall be permitted to substitute cash for an Acceptable Letter of Credit, or vice versa, as the escrow fund once during the term of the IFC Escrow Agreement, and in such event the parties shall make all necessary amendments to the IFC Escrow Agreement to effect such substitution. At the Closing the Purchaser Parties, IFC and the escrow agent shall execute and deliver the IFC Escrow Agreement in the form of Exhibit E hereto. The IFC escrow will be held and disbursed in accordance with the terms of the IFC Escrow Agreement and Article IX hereof and shall not be deemed paid to IFC until so disbursed to IFC under the IFC Escrow Agreement.

                  (iii) The Purchaser Parties shall assume at the Closing the IFC Assumed Liabilities.

                  (b) Telecapital Purchase Price. In consideration of the sale, assignment, transfer and conveyance of the Telecapital Purchased Assets, and in reliance upon the covenants, representations and warranties made herein by the Telecapital, the Purchaser Parties shall pay or assume the following (collectively, the "Telecapital Purchase Price"):

                  (i) At the Closing the Purchaser Parties shall pay to Telecapital cash in an amount equal to $10,047,000 in immediately available funds by wire transfer to an account designated by Telecapital.

                  (ii) The Purchaser Parties shall deliver a convertible promissory note (the "Telecapital Note") in the principal amount of $8,223,000, convertible into the number of shares of common stock, par value $.05 per share ("Common Stock"), of Parent which results from dividing the principal amount plus accrued interest by the average closing sales prices (adjusted for any stock splits, stock dividends, reclassification, reorganization or similar event during the applicable time period) for the Common Stock as reported on the Nasdaq National Market System for the five (5) trading days immediately preceding the effective date of the Registration Statement. The Telecapital Note shall be convertible at the option of Telecapital or Parent at any time on or after the effective date of the Registration Statement. The Telecapital Note shall bear interest at the rate of 10% per annum payable monthly except that no interest shall be due for the first two days of the term of the Note. After the Telecapital Note has been outstanding for more than ninety (90) days, the interest rate shall increase to twelve percent (12%) per annum. The term of the Telecapital Note shall be six months from the Closing Date, at which time all principal and accrued interest shall be due and payable. Notwithstanding the foregoing, if the Registration Statement is not effective by the fifteenth day after the Closing Date, on or after such fifteenth day Telecapital shall have the right to convert the principal and accrued interest of the Telecapital Note based on the five (5) trading days immediately preceding the date of conversion; such a conversion shall not relieve the Purchaser Parties of their obligations under Section 6.8 At the Closing $2,500,000 of the cash consideration payable under subsection (b)(i) above or an irrevocable letter of credit issued by Chase Manhattan Bank, N.A. or another United States financial institution with over $10 billion in assets reasonably acceptable to Parent, on terms acceptable to Parent, (an "Acceptable Letter of Credit") shall be deposited into escrow under an escrow agreement (the "Telecapital Escrow Agreement") between the Purchaser Parties, Telecapital and an independent escrow agent selected by Parent and reasonably acceptable to Telecapital, to be the exclusive source for all indemnification claims against Telecapital under Article IX hereof. Telecapital shall be permitted to substitute cash for an Acceptable Letter of Credit, or vice versa, as the escrow fund once during the term of the Telecapital Escrow Agreement, and in such event the parties shall make all necessary amendments to the Telecapital Escrow Agreement to effect such substitution. At the Closing the Purchaser Parties, Telecapital and the escrow agent shall execute and deliver the Telecapital Escrow Agreement in the form of Exhibit F hereto. The Telecapital escrow will be held and disbursed in accordance with the terms of the Telecapital Escrow Agreement and Article IX hereof and shall not be deemed paid to Telecapital until so disbursed to Telecapital under the Telecapital Escrow Agreement.

                  (iii) The Purchaser Parties shall assume at the Closing the Telecapital Assumed Liabilities.

                  Section 2.3. Allocation of the Purchase Price. The IFC Purchase Price and the Telecapital Purchase Price shall be allocated amongst the IFC Purchased Assets and Telecapital Purchased Assets, respectively, for federal, state, local and foreign (if any) tax purposes as set forth in Exhibits A-1 and A-2, respectively, which shall be reasonably agreed upon by the Purchaser Parties and IFC and Telecapital, respectively, and attached hereto within 10 days after the date hereof. The Purchaser Parties and IFC and Telecapital shall use such allocation in filing their respective Internal Revenue Service Form 8594s and such allocations will be controlling in connection with any federal, state, local or foreign tax consequences resulting from the transactions contemplated hereby.

                  Section 2.4. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of LOWENSTEIN SANDLER PC, 65 Livingston Avenue, Roseland, New Jersey, at 10:00 A.M. within five Business Days of the satisfaction or waiver of the conditions set forth in Article VII, or at such other time and place as is mutually agreed by the Purchaser Parties and the Sellers. The time and date of the Closing is herein called the "Closing Date."

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF IFC

                  IFC represents and warrants to the Purchaser Parties, with respect to IFC, as follows:

                  Section 3.1. Organization and Qualification of IFC and the IFC Subsidiaries. IFC is a limited liability company duly organized and validly existing under the laws of the State of Texas, with full limited liability company power and authority to own or lease its property and assets and to carry on the IFC Business as presently conducted, and is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction listed in Schedule 3.1, which constitute all of the jurisdictions in which IFC is currently conducting the IFC Business where the failure to be so qualified and in good standing could reasonably be expected to result in a Material Adverse Change. Each of the IFC Subsidiaries is duly organized and validly existing and if a corporation, in good standing, under the laws of the State of Delaware, with full limited liability or corporate, as the case may be, power and authority to own or lease their property and to carry on their business as presently conducted.

                  Section 3.2. Authorization. IFC has full limited liability power and authority to execute and deliver this Agreement and the instruments of transfer and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite limited liability action. Each of this Agreement and such instruments of transfer has been or, at the time of delivery will be, duly authorized, executed and delivered by IFC and constitutes or, at the time of delivery will constitute, a valid and binding agreement of IFC, enforceable against IFC in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  Section 3.3. Non-contravention. Except as set forth in
Schedule 3.3, neither the execution and delivery of this Agreement nor the instruments of transfer nor the performance by IFC of its obligations hereunder and thereunder will (i) contravene any provision contained in IFC's Articles of Organization or Regulations, (ii) materially violate or result in a material breach (with or without the lapse of time, the giving of notice or both) of or constitute a material default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any Governmental Authority, in each case to which IFC is a party or by which it is bound or to which any of its assets or properties are subject,
(iii) result in the creation or imposition of any lien, claim, charge, mortgage, pledge, security interest, equity, restriction or other encumbrance (collectively, "Encumbrances") on any of the IFC Purchased Assets, or (iv) result in the acceleration of, or permit any Person to accelerate or declare due and payable prior to its stated maturity, any IFC Assumed Liability.

                  Section 3.4. No Consents. Except as set forth in Schedule 3.4, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the instruments of transfer or the consummation of the transactions contemplated hereby or thereby by IFC.

                  Section 3.5. The IFC Purchased Assets. Except for any Government Licenses which may not be transferable, the IFC Purchased Assets constitute all of the rights, properties and assets (real, personal or mixed, tangible or intangible) which are necessary for the conduct of the IFC Business in the manner which it is conducted by IFC on the date of this Agreement. Except as disclosed in Schedule 3.5, no third party (including any Affiliate) owns or has any interest by lease, license or otherwise in any of the IFC Purchased Assets. The documents of transfer to be executed and delivered by IFC at the Closing will be sufficient to convey good title to the IFC Purchased Assets to Purchaser1, free and clear of all Encumbrances, other than IFC Assumed Liabilities.

                  Section 3.6. Personal Property. Except as disclosed in
Schedule 3.6, IFC has good title to (or valid leasehold or contractual interests in) all personal property included in the IFC Purchased Assets, free and clear of any Encumbrances, other than those which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change or materially impair the value or usefulness of the IFC Purchased Assets taken as a whole.

                  Section 3.7. Real Property. Except as disclosed in Schedule 3.7, IFC has good, marketable and insurable fee simple (or leasehold title) to the Real Property included in the IFC Purchased Assets, free and clear of all Encumbrances, other than those which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change or materially impair the value or usefulness of the IFC Purchased Assets taken as a whole.

                  Section 3.8. No Condemnation. To IFC's knowledge, neither the whole nor any portion of the Real Property included in the IFC Purchased Assets is subject to any governmental decree or order to be sold nor have any proceedings for the condemnation, expropriation or other taking of all or any portion of such Real Property been instituted or overtly threatened by any Governmental Authority, with or without payment therefor.

                  Section 3.9. Financial Statements. IFC has previously furnished to the Purchaser Parties (i) a true and complete copy of IFC's balance sheet as of December 31, 1997 and the related statements of operations, cash flows and changes in members' capital for the year then ended, certified by the Accountants, (ii) a true and complete copy of IFC's balance sheet as of December 31, 1996 and the related statements of operations, cash flows and changes in members' capital for the year then ended, certified by Arthur Andersen LLP, and
(iii) a true and complete copy of IFC's unaudited balance sheet as of April 30, 1998 and the related unaudited statements of operations, cash flows and changes in members' capital for the four month period then ended (collectively, the "IFC Financial Statements"). Except as disclosed in Schedule 3.9, the IFC Financial Statements have been prepared in conformity with GAAP, applied on a consistent basis except as described in the notes thereto and except, in the case of the Financial Statements for the four month period ended April 30, 1998, for year-end adjustments consisting only of normal recurring accruals and presents fairly the financial condition and results of operations of the Seller as of and for the periods included therein.

                  Section 3.10. Absence of Certain Developments. Except as set forth in Schedule 3.10 or any other Schedule hereto, since April 30, 1998, (a) there has not been any Material Adverse Change with respect to IFC except for
(i) changes in general economic or financial conditions or in generally prevailing commercial interest rates, (ii) changes resulting from the actions of any Purchaser Party or any of its Affiliates or representatives, and (iii) changes contemplated by this Agreement; (b) IFC has not transferred or disposed of any material properties or assets used in the IFC Business except in the ordinary course of business of the IFC Business consistent with past practices or as contemplated by this Agreement; (c) except for actions contemplated by this Agreement, IFC has conducted the IFC Business in the ordinary course consistent with past practice, including, without limitation, with respect to repayment of subordinated debt and other obligations to Affiliates and distributions to members out of excess working capital; (d) IFC has not increased the compensation of any officer, director or employee except for annual salary or wage increases consistent with past practices; (e) IFC has not adopted any new benefit program, plan or similar arrangement for officers, directors or employees; (f) IFC has not changed its accounting methods or practices; and (g) IFC has paid, discharged and satisfied claims, liabilities and obligations relating to the IFC Business in the ordinary course of business of the IFC Business consistent with past practices (including as referred to in (c) above) except as may otherwise be contemplated by this Agreement.

                  Section 3.11. Governmental Authorizations; Licenses; Etc. The IFC Business has been operated in compliance in all material respects with all applicable laws, rules, regulations, codes, ordinances, orders, policies and guidelines of all Governmental Authorities. IFC has and has made all notifications, registrations, certifications and filings with all Governmental Authorities with respect to Governmental Licenses necessary or, to its knowledge, advisable for the operation of the IFC Business as currently conducted by IFC. As of the date of this Agreement, there is no action, case or proceeding pending or, to IFC's knowledge, overtly threatened by any Governmental Authority with respect to (i) any alleged violation by IFC of any law, rule, regulation, code, ordinance, order, policy or guideline of any Governmental Authority, or (ii) any alleged failure by IFC to have any Government License required in connection with the operation of the IFC Business. As of the date of this Agreement, no notice of any violation of such laws has been received by IFC which, to IFC's knowledge, has not been cured in all material respects.

                  Section 3.12. Litigation. Except as set forth in Schedule 3.12, as of the date of this Agreement there are no lawsuits, actions, proceedings, claims, orders or investigations by or before any Governmental Authority pending or, to the IFC's knowledge, overtly threatened against IFC or its Affiliates relating to the IFC Business, the IFC Purchased Assets, or the IFC Assumed Liabilities or seeking to enjoin the transactions contemplated hereby, other than litigation incident to the normal conduct of the IFC Business which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

                  Section 3.13. Undisclosed Liabilities Other than those reflected in any of the IFC Financial Statements (including the notes thereto) or disclosed on any Schedule hereto, there are no material liabilities of IFC of any kind or nature whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, whether due or to become due, that are required to be disclosed on financial statements prepared in accordance with GAAP, other than liabilities which have been incurred or which have arisen in the ordinary course of business since the date of the IFC Financial Statements or which have been incurred or have arisen in connection with this Agreement or the transactions contemplated herein.

                  Section 3.14. Taxes. Except as set forth in Schedule 3.14, all federal, state, county, local and foreign tax returns and reports of IFC or any Affiliate required to be filed which relate to or affect the IFC Business have been filed. Except as set forth in Schedule 3.14, all federal, state, county, local, foreign and any other taxes (including all income, withholding and employment taxes), assessments (including interest and penalties), fees and other governmental charges relating to or affecting the IFC Business have been paid or duly provided for, or are being contested in good faith by appropriate proceedings as disclosed on Schedule 3.14 and adequate reserves therefor have been established pursuant to GAAP, or have arisen after the date hereof in the ordinary course of business.

                  Section 3.15. Insurance. Schedule 3.15 sets forth a true and correct list of all insurance policies or binders maintained by IFC on the date hereof. Such policies and binders are, as of the date hereof, in full force and effect.

                  Section 3.16. Proprietary Rights. All of IFC's Proprietary Rights are listed in Schedule 3.16. Except as disclosed therein, IFC owns and possesses all right, title and interest in and to the Proprietary Rights. To IFC's knowledge, no claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Right of IFC is pending or overtly threatened as of the date of this Agreement.

                  Section 3.17. Accounts and Loans Receivable. Schedule 3.17 sets forth a true and complete listing of all Accounts Receivable and loans receivable as of the date of this Agreement and an aging schedule as of such date for the loans receivable reflecting the aggregate amount of all Accounts Receivable outstanding and loans receivable past due (i) 30 days or less, (ii) more than 30 days but less than or equal to 60 days, (iii) more than 60 days but less than or equal to 90 days, and (iv) more than 90 days. All of the Accounts Receivable and loans receivable have arisen in the ordinary and regular course of business and represent bona fide transactions with third parties.

                  Section 3.18. Material Contracts. (a) Schedule 3.18 describes all contracts agreements, leases, commitments, instruments, plans, permits or licenses (except for loans originated or acquired (and the promissory notes, credit agreements, mortgages, security agreements and other agreements and instruments related thereto) or servicing rights which have arisen in the ordinary course of the Seller's business), whether written or oral, of the type described below (the "Material Contracts"), with respect to the IFC Business to which IFC is a party or is otherwise bound on the date of this Agreement and which are not described on Schedule 3.5, 3.6, 3.7, 3.15 or 3.16 hereto:

                  (i) all agreements or commitments for the purchase by IFC of machinery, equipment or other personal property other than those that are for amounts not to exceed $25,000;

                  (ii) all capitalized leases, pledges, conditional sale or title retention agreements;

                  (iii) all employment agreements and commitments and all consulting or severance agreements or arrangements;

                  (iv) all agreements relating to the consignment or lease of personal property, other than such agreements that provide for annual payments of less than $((25,000));

                  (v) all license, royalty or other agreements relating to Proprietary Rights;

                  (vi) all agreements prohibiting the free engagement of business in any geographic area; and

                  (vii) any agreement other than those covered by clauses (i) through (vi) above relating to the IFC Business and involving payment or receipt of more than $150,000 in the aggregate.

                  (b) Except as disclosed in Schedule 3.18, all of the Material Contracts which are intended to be assigned hereunder to Purchaser1 by IFC are fully assignable to Purchaser1 by IFC without the consent of any third party. Except as disclosed in Schedule 3.18, all consents of third parties required for the assignment of such Material Contracts to Purchaser1 have been obtained or will have been obtained prior to or on the Closing Date. To IFC's knowledge on the date of this Agreement, none of the other parties to any such Material Contracts intends to terminate or materially alter such Material Contracts either as a result of the transactions contemplated hereby or otherwise.

                  (c) Except as disclosed in Schedule 3.18, as of the date of this Agreement IFC is not in, nor has IFC given or received notice of, any default or claimed, purported or alleged default, or facts that, with notice or lapse of time, or both, would constitute a default (or give rise to a termination right) on the part of any party in the performance of any obligation to be performed under any of the Material Contracts of IFC.

                  (d) True and complete copies of all written Material Contracts, with respect to the IFC Business, including any amendments thereto, have been delivered to the Purchaser Parties.

                  Section 3.19. Books and Records. The books and records of IFC, including financial records and books of account, are complete and accurate in all material respects and have been maintained in accordance with GAAP, to the extent applicable.

                  Section 3.20. Brokers. With the exception of Bear Stearns & Co. Inc. ("Bear Stearns"), no Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from IFC in connection with this Agreement or any of the transactions contemplated hereby. The fees and expenses of Bear Stearns are the sole responsibility of, and shall be paid by, the Sellers.

                  Section 3.21. Disclosure. Certain matters reflected in the Schedules referred to in this Article III are not necessarily required by this Agreement to be reflected in such Schedules. Such additional matters are merely set forth for informational purposes and do not necessarily include other matters of a similar nature not required to be disclosed hereunder. In addition to the foregoing, any matter disclosed pursuant to one provision of this Agreement shall be deemed to be disclosed for all purposes hereunder to the extent this Agreement requires such disclosure.

                  Section 3.22. Agreements and Transactions with Related Parties. Except as set forth in Schedule 3.22, IFC is not directly or indirectly a party to any contract, agreement or lease with, or any other commitment to,
(a) any Seller Principal and any other party owning, beneficially or of record, any of the shares of or other equity interest in any Seller, (b) any person related (as parent, child, grandchild, uncle, aunt, nephew or niece) by blood, adoption or marriage to any Seller Principal or any such other party, (c) any director or officer of any Seller, (d) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least a five percent (5.0%) beneficial interest in the share capital or other type of equity interest in such corporation or (e) any partnership in which any such party is a general partner (any or all of the foregoing, other than IFC, being herein referred to as "Related Parties"). Without limiting the generality of the foregoing, except as disclosed in Schedule 3.22, (i) none of the Related Parties, directly or indirectly, owns or controls any assets or properties which are or within the preceding three (3) years have been used in the IFC Business and (ii) to the knowledge of IFC and its officers and directors, none of the Related Parties, directly or indirectly, engages in any business which is or which, within the last three (3) years, has been a competitor of IFC or has done business with IFC.

                  Section 3.23. Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III, NEITHER IFC NOR ANY OF ITS AFFILIATES MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER AND IFC AND ITS AFFILIATES EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM OR USAGE IN THE TRADE OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF TELECAPITAL

                  Telecapital represents and warrants to the Purchaser Parties, with respect to Telecapital, as follows:

                  Section 4.1. Organization and Qualification of Telecapital. Telecapital is a limited partnership duly organized and validly existing under the laws of the State of Delaware, with full limited partnership power and authority to own or lease its property and assets and to carry on the Telecapital Business as presently conducted, and is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction listed in Schedule 4.1, which constitute all of the jurisdictions in which Telecapital is currently conducting the Telecapital Business where the failure to be so qualified and in good standing could reasonably be expected to result in a Material Adverse Change.

                  Section 4.2. Authorization. Telecapital has full limited partnership power and authority to execute and deliver this Agreement and the instruments of transfer and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite limited partnership action. Each of this Agreement and such instruments of transfer has been or, at the time of delivery will be, duly authorized, executed and delivered by Telecapital and constitutes or, at the time of delivery will constitute, a valid and binding agreement of Telecapital, enforceable against Telecapital in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  Section 4.3. Non-contravention. Except as set forth in
Schedule 4.3, neither the execution and delivery of this Agreement nor the instruments of transfer nor the performance by Telecapital of its obligations hereunder and thereunder will (i) contravene any provision contained in Telecapital's Limited Partnership Agreement, (ii) materially violate or result in a material breach (with or without the lapse of time, the giving of notice or both) of or constitute a material default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any Governmental Authority, in each case to which Telecapital is a party or by which it is bound or to which any of its assets or properties are subject, (iii) result in the creation or imposition of any Encumbrances on any of the Telecapital Purchased Assets, or (iv) result in the acceleration of, or permit any Person to accelerate or declare due and payable prior to its stated maturity, any Telecapital Assumed Liability.

                  Section 4.4. No Consents. Except as set forth in Schedule 4.4, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the instruments of transfer or the consummation of the transactions contemplated hereby or thereby by Telecapital.

                  Section 4.5. The Telecapital Purchased Assets. Except for any Government Licenses which may not be transferable, the Telecapital Purchased Assets constitute all of the rights, properties and assets (real, personal or mixed, tangible or intangible) which are necessary for the conduct of the Telecapital Business in the manner which it is conducted by Telecapital on the date of this Agreement. Except as disclosed in Schedule 4.5, no third party (including any Affiliate) owns or has any interest by lease, license or otherwise in any of the Telecapital Purchased Assets. The documents of transfer to be executed and delivered by Telecapital at the Closing will be sufficient to convey good title to the Telecapital Purchased Assets to the Purchaser2, free and clear of all Encumbrances, other than Telecapital Assumed Liabilities.

                  Section 4.6. Personal Property. Except as disclosed in
Schedule 4.6, Telecapital has good title to (or valid leasehold or contractual interests in) all personal property included in the Telecapital Purchased Assets, free and clear of any Encumbrances, other than those which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change or materially impair the value or usefulness of the Telecapital Purchased Assets taken as a whole.

                  Section 4.7. Real Property. Except as disclosed in Schedule 4.7, Telecapital has good, marketable and insurable fee simple (or leasehold title) to the Real Property included in the Telecapital Purchased Assets, free and clear of all Encumbrances, other than those which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change or materially impair the value or usefulness of the Telecapital Purchased Assets taken as a whole.

                  Section 4.8. No Condemnation. To Telecapital's knowledge, neither the whole nor any portion of the Real Property included in the Telecapital Purchased Assets is subject to any governmental decree or order to be sold nor have any proceedings for the condemnation, expropriation or other taking of all or any portion of such Real Property been instituted or overtly threatened by any Governmental Authority, with or without payment therefor.

                  Section 4.9. Financial Statements. Telecapital has previously furnished to the Purchaser Parties (i) a true and complete copy of its balance sheet as of December 31, 1997 and the related statements of operations, cash flows and changes in partners' capital for each of the years in the two year period then ended, certified by the Accountants and (ii) a true and complete copy of its unaudited balance sheet as of April 30, 1998 and the related unaudited statements of operations, cash flows and changes in partners' capital for the four month period then ended, (collectively, the "Telecapital Financial Statements"). Except as disclosed in Schedule 4.9, the Telecapital Financial Statements have been prepared in conformity with GAAP, applied on a consistent basis except as described in the notes thereto and except, in the case of the Telecapital Financial Statements for the four month period ended April 30, 1998, for year-end adjustments consisting only of normal recurring accruals and presents fairly the financial condition and results of operations of the Seller as of and for the periods included therein.

                  Section 4.10. Absence of Certain Developments. Except as set forth in Schedule 4.10, since April 30, 1998, (a) there has not been any Material Adverse Change with respect to Telecapital, except for (i) changes in general economic or financial conditions or in generally prevailing commercial interest rates, (ii) changes resulting from the actions of any Purchaser Party or any of its Affiliates or representatives, and (iii) changes contemplated by this Agreement; (b) Telecapital has not transferred or disposed of any material properties or assets used in the Telecapital Business except in the ordinary course of business of the Telecapital Business consistent with past practices or as contemplated by this Agreement; (c) except for actions contemplated by this Agreement, Telecapital has conducted the Telecapital Business in the ordinary course consistent with past practice, including, without limitation, with respect to repayment of subordinated debt and other obligations to Affiliates and distributions to members out of excess working capital; (d) Telecapital has not increased the compensation of any officer, director or employee except for annual salary or wage increases consistent with past practices; (e) Telecapital has not adopted any new benefit program, plan or similar arrangement for officers, directors or employees; (f) Telecapital has not changed its accounting methods or practices; and (g) Telecapital has paid, discharged and satisfied claims, liabilities and obligations relating to the Telecapital Business in the ordinary course of business of the Telecapital Business consistent with past practices (including as referred to in (c) above) except as may otherwise be contemplated by this Agreement.

                  Section 4.11. Governmental Authorizations; Licenses; Etc. Except as disclosed on Schedule 1.1(iv), the Telecapital Business has been operated in compliance in all material respects with all applicable laws, rules, regulations, codes, ordinances, orders, policies and guidelines of all Governmental Authorities. Telecapital has and has made in all material respects all notifications, registrations, certifications and filings with all Governmental Authorities with respect to all Governmental Licenses necessary or, to its knowledge, advisable for the operation of the Telecapital Business as currently conducted by Telecapital. As of the date of this Agreement, there is no action, case or proceeding pending or, to Telecapital's knowledge, overtly threatened by any Governmental Authority with respect to (i) any alleged violation by Telecapital of any law, rule, regulation, code, ordinance, order, policy or guideline of any Governmental Authority, or (ii) any alleged failure by Telecapital to have any permit, license, approval, certification or other authorization required in connection with the operation of the Telecapital Business. As of the date of this Agreement, no notice of any violation of such laws has been received by Telecapital which, to Telecapital's knowledge, has not been cured in all material respects.

                  Section 4.12. Litigation. Except as set forth in Schedule 4.12, as of the date of this Agreement there are no lawsuits, actions, proceedings, claims, orders or investigations by or before any Governmental Authority pending or, to Telecapital's knowledge, overtly threatened against Telecapital or its Affiliates relating to the Telecapital Business, the Telecapital Purchased Assets, or the Telecapital Assumed Liabilities or seeking to enjoin the transactions contemplated hereby, other than litigation incident to the normal conduct of the Telecapital Business which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

                  Section 4.13. Undisclosed Liabilities Other than those reflected in the Telecapital Financial Statements (including the notes thereto) or disclosed in any Schedule hereto, there are no material liabilities of Telecapital of any kind or nature whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, that are required to be disclosed on financial statements prepared in accordance with GAAP, other than liabilities which have been incurred or which have arisen in the ordinary course of business since the date of the Telecapital Financial Statements or which have been incurred or have arisen in connection with this Agreement or the transactions contemplated herein.

                  Section 4.14. Taxes. Except as set forth in Schedule 4.14, all federal, state, county, local and foreign tax returns and reports of Telecapital or any Affiliate required to be filed which relate to or affect the Telecapital Business have been filed. Except as set forth in Schedule 4.14, all federal, state, county, local, foreign and any other taxes (including all income, withholding and employment taxes), assessments (including interest and penalties), fees and other governmental charges relating to or affecting the Telecapital Business have been paid or duly provided for, or are being contested in good faith by appropriate proceedings as disclosed on Schedule 4.14 and adequate reserves therefor have been established pursuant to GAAP, or have arisen after the date hereof in the ordinary course of business.

                  Section 4.15. Insurance. Schedule 4.15 sets forth a true and correct list of all insurance policies or binders maintained by Telecapital on the date hereof. Such policies and binders are, as of the date hereof, in full force and effect.

                  Section 4.16. Proprietary Rights. All of Telecapital's Proprietary Rights are listed in Schedule 4.16. Except as disclosed therein, Telecapital owns and possesses all right, title and interest in and to the Proprietary Rights. To Telecapital's knowledge, no claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Right of Telecapital is pending or overtly threatened as of the date of this Agreement.

                  Section 4.17. Accounts and Loans Receivable. Schedule 4.17 sets forth a true and complete listing of all Accounts Receivable and loans receivable as of the date of this Agreement and an aging schedule as of such date for the loans receivable. All of the Accounts Receivable and loans receivable have arisen in the ordinary course of business and represent bona fide transactions with third parties.

                  Section 4.18. Material Contracts. (a) Schedule 4.18 describes the Material Contracts with respect to the Telecapital Business to which Telecapital is a party or otherwise bound on the date of this Agreement and which are not described on Schedule 4.5, 4.6, 4.7, 4.15 or 4.16 hereto.

                  (b) Except as disclosed in Schedule 4.18, all of the Material Contracts which are intended to be assigned hereunder to Purchaser2 by Telecapital are fully assignable to Purchaser2 by Telecapital without the consent of any third party. Except as disclosed in Schedule 4.18, all consents of third parties required for the assignment of such Material Contracts to Purchaser2 have been obtained, or will have been obtained prior to or on the Closing Date. To Telecapital's knowledge on the date of this Agreement, none of the other parties to any such Material Contracts intends to terminate or materially alter such Material Contracts either as a result of the transactions contemplated hereby or otherwise, except as disclosed in Schedule 4.18.

                  (c) Except as disclosed in Schedule 4.18, as of the date of this Agreement Telecapital is not in, nor has Telecapital given or received notice of, any default or claimed, purported or alleged default, or facts that, with notice or lapse of time, or both, would constitute a default (or give rise to a termination right) on the part of any party in the performance of any obligation to be performed under any of the Material Contracts of Telecapital.

                  (d) True and complete copies of all written Material Contracts with respect to the Telecapital Business, including any amendments thereto, have been delivered to the Purchaser Parties.

                  Section 4.19. Books and Records. The books and records of Telecapital, including financial records and books of account, are complete and accurate in all material respects and have been maintained in accordance with GAAP, to the extent applicable.

                  Section 4.20. Brokers. With the exception of Bear Stearns, no Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from Telecapital in connection with this Agreement or any of the transactions contemplated hereby. The fees and expenses of Bear Stearns are the responsibility of, and shall be paid by, the Sellers.

                  Section 4.21. Disclosure. Certain matters reflected in the Schedules referred to in this Article IV are not necessarily required by this Agreement to be reflected in such Schedules. Such additional matters are merely set forth for informational purposes and do not necessarily include other matters of a similar nature not required to be disclosed hereunder. In addition to the foregoing, any matter disclosed pursuant to one provision of this Agreement shall be deemed to be disclosed for all purposes hereunder to the extent this Agreement requires such disclosure.

                  Section 4.22. Agreements and Transactions with Related Parties. Except as set forth in Schedule 4.22, Telecapital is not directly or indirectly a party to any contract, agreement or lease with, or any other commitment to, (a) any Seller Principal and any other party owning, beneficially or of record, any of the shares of or other equity interest in any Seller, (b) any person related (as parent, child, grandchild, uncle, aunt, nephew or niece) by blood, adoption or marriage to any Seller Principal or any such other party, (c) any director or officer of any Seller, (d) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least a five percent (5.0%) beneficial interest in the share capital or other type of equity interest in such corporation or (e) any partnership in which any such party is a general partner (any or all of the foregoing, other than Telecapital, being herein referred to as "Related Parties"). Without limiting the generality of the foregoing, except as disclosed in Schedule 4.22, (i) none of the Related Parties, directly or indirectly, owns or controls any assets or properties which are or within the preceding three (3) years have been used in the Telecapital Business and (ii) to the knowledge of Telecapital and its officers and directors, none of the Related Parties, directly or indirectly, engages in any business which is or which, within the last three (3) years, has been a competitor of Telecapital or has done business with Telecapital.

                  Section 4.23. Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV, NEITHER TELECAPITAL NOR ANY OF ITS AFFILIATES MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER AND TELECAPITAL AND ITS AFFILIATES EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM OR USAGE IN THE TRADE OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES

                  The Purchaser Parties, jointly and severally, represent and warrant to each of the Sellers as follows:

                  Section 5.1. Organization. Each of the Parent and Purchaser1 is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease its property and assets and to carry on its business as presently conducted. Purchaser2 is a Nevada corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own or lease its property and assets and to carry on its business as presently conducted.

                  Section 5.2. Authorization. The Parent and each Purchaser has full corporate power and authority, to execute and deliver this Agreement and the instruments of transfer and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. Each of this Agreement and the instruments of transfer has been or, at the time of delivery will be, duly authorized, executed and delivered by the Parent and each Purchaser and constitutes or, at the time of delivery will constitute, a valid and binding agreement of the Parent and each Purchaser, enforceable against the Parent and each Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  Section 5.3. Non-contravention. Neither the execution and delivery of this Agreement nor the instruments of transfer nor the performance by the Parent or each Purchaser of their obligations hereunder and thereunder will (i) contravene any provision in the Certificate of Incorporation or by-laws of the Parent or any Purchaser or (ii) violate or result in a material breach of or default under any agreement, instrument, law, rule, regulation, order, decree or judgment of any Governmental Authority or other restriction that could prevent the consummation of the transactions contemplated by this Agreement or result in a Material Adverse Change as to the Parent and its consolidated subsidiaries, taken as a whole.

                  Section 5.4. No Consents. Except as set forth in Schedule 5.4, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement and the instruments of transfer or the consummation of the transactions contemplated hereby and thereby by the Purchaser Parties.

                  Section 5.5. Financial Resources. The Purchaser Parties have cash or other committed financial resources presently available to meet all of their payment obligations under this Agreement.

                  Section 5.6. Financial Statements. The Parent has previously furnished to the Sellers (i) a true and complete copy of its balance sheet as of December 31, 1997 and the related statements of operations, cash flows and changes in stockholders equity for each of the years in the two year period then ended, certified by its regular independent public accountants, and (ii) a true and complete copy of the Parent's unaudited balance sheet as of March 31, 1998 and the related unaudited statements of operations, cash flows and changes in stockholders' equity for the three month period then ended (collectively, the "Parent Financial Statements"). The Parent Financial Statements have been prepared in conformity with GAAP, applied on a consistent basis except as described in the notes thereto except, in the case of the Financial Statements for the three month period ended March 31, 1998, for year-end adjustments consisting only of normal recurring accruals, and present fairly the financial condition and results of operations of the Parent as of and for the periods included therein.

                  Section 5.7. Absence of Certain Developments. Except as set forth in Schedule 5.7, since December 31, 1997, there has not been any Material Adverse Change with respect to Parent and its consolidated subsidiaries, taken as a whole, except for (i) changes in general economic or financial conditions or in generally prevailing commercial interest rates, (ii) changes resulting from the actions of Sellers or any of their Affiliates or representatives, and
(iii) changes contemplated by this Agreement.

                  Section 5.8. Litigation. Except as set forth in Schedule 5.8, as of the date of this Agreement there are no lawsuits, actions, proceedings, claims, orders or investigations by or before any Governmental Authority pending or, to the Purchaser Parties' knowledge, overtly threatened against the Purchaser Parties or their Affiliates seeking to enjoin the transactions contemplated hereby or which could reasonably be expected to result in a Material Adverse Change as to Parent and its consolidated subsidiaries taken as a whole.

                  Section 5.9. Capitalization. The Parent is authorized to issue 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $1.00 per share. As of May 31, 1998, the Parent had issued and outstanding 42,810,299 shares of Common Stock (including 24,339 shares held in treasury) and no shares of preferred stock. All of the issued and outstanding shares of Common Stock of the Parent have been duly and validly authorized and are validly issued, fully paid and non-assessable. The shares of Common Stock to be issued to Sellers pursuant to Section 2.2 will be duly authorized and reserved for issuance at or before the Closing and when issued, will be validly issued, fully paid and nonassessable. There are no preemptive rights to the issuance of the shares of Common Stock of the Parent. Except as set forth in the SEC Reports, there are no outstanding (a) securities of the Parent convertible into or exchangeable for shares of capital stock or other securities of the Parent or
(b) options or other rights to acquire shares of capital stock or other securities from the Parent. There are no outstanding obligations of the Parent to repurchase, redeem or otherwise acquire any of its outstanding securities. The Common Stock of the Parent (including those shares to be issued pursuant to Section 2.2) are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Purchaser1's authorized capital stock consists solely of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 are issued and outstanding. Purchaser2's authorized capital stock consists solely of 5,000 shares of common stock, par value $5.00 per share. All outstanding shares of the Common Stock of Purchaser1 and Purchaser2 are owned by the Parent, free and clear of any liens, claims or encumbrances except for liens granted to Parent's lenders pursuant to credit agreement(s) currently in effect.

                  Section 5.10. Compliance with Laws. Parent and its consolidated subsidiaries have complied with all federal, state and local laws, rules, regulations and ordinances with respect to their operations and the conduct of their business except for any noncompliance which could not reasonably be expected to result in a Material Adverse Change as to the Parent and its consolidated subsidiaries, taken as a whole.

                  Section 5.11. SEC Filings; Financial Statements. The Parent has heretofore made available to Sellers the following reports, documents and other materials (as amended and including exhibits and documents incorporated by reference, collectively, the "SEC Reports"):

                           (a) its Annual Report on Form 10-K for the fiscal
year ended December 31, 1997;

                           (b) its Quarterly Report on Form 10-Q for the fiscal
quarter ended March 31, 1998;

                           (c) any reports filed by it on Form 8-K since
December 31, 1997; and

                           (d) its proxy statement relating to its annual
meeting of stockholders which was held May 18, 1998.

                  The Parent has timely filed with the Securities and Exchange Commission (the "SEC") the SEC Reports and any other documents required to be filed by it since December 31, 1995. As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Reports complied in all material respects with the Exchange Act and the regulations promulgated thereunder. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Parent and its consolidated subsidiaries included or incorporated by reference in the SEC Reports have been prepared in accordance with GAAP applied on a basis consistent with prior years (except as may be indicated in the notes thereto), and fairly present in all material respects in accordance with GAAP the financial position, results of operations and changes in financial position for the Parent and its consolidated subsidiaries for the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end adjustments.

                  Section 5.12. Undisclosed Liabilities. Other than those reflected in any of the Parent Financial Statements (including the notes thereto), the SEC Reports or disclosed on any Schedule hereto, there are no material liabilities of the Parent of any kind or nature whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, whether due or to become due, that are required to be disclosed on financial statements prepared in accordance with GAAP, other than liabilities which have been incurred or which have arisen in the ordinary course of business since the date of the Parent Financial Statements or which have been incurred or have arisen in connection with this Agreement or the transactions contemplated herein.

                  Section 5.13. Brokers. No Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Purchaser Parties in connection with this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE VI

                            COVENANTS AND AGREEMENTS

                  Section 6.1. Access and Information. Between the date hereof and the Closing, the Purchaser Parties shall be entitled to make or cause to be made such reasonable investigation of the IFC Business and the Telecapital Business, and the financial and legal condition thereof, as the Purchaser Parties reasonably deem necessary or advisable, and the Sellers shall cooperate with any such investigation. In furtherance of the foregoing, but not in limitation thereof, the Sellers shall permit the Purchaser Parties and their agents and representatives or cause them to be permitted to have full and complete access to the premises, books and records of the Sellers upon reasonable notice during regular business hours and shall furnish such financial and operating data, projections, forecasts, business plans, strategic plans and other data relating to the IFC Business and the Telecapital Business, as the case may be, as the Purchaser Parties shall reasonably request from time to time. Prior to the Closing, the Purchaser Parties shall use any information obtained pursuant to this Section 6.1 only for the purpose of consummating the transactions contemplated by this Agreement and as otherwise limited by the Confidentiality Agreement dated April 1, 1998 executed by Parent in favor of Sellers (the "Confidentiality Agreement") and, if such transactions are not consummated, it will hold all information and documents in accordance with the Confidentiality Agreement. No investigation by the Purchaser Parties heretofore or hereafter made shall modify or otherwise affect the conditions to the obligation of the Purchaser Parties to consummate the transactions contemplated hereby.

                  Section 6.2. Affirmative Covenants. Between the date of this Agreement and the Closing, except as otherwise expressly provided herein or disclosed on any Schedule hereto, IFC and Telecapital shall:

                  (a) conduct the IFC Business or the Telecapital Business, as the case may be, only in the ordinary course of business consistent with past practices;

                  (b) keep in full force and effect their respective corporate existence and all material Government Licenses, Proprietary Rights and goodwill relating or obtaining to their respective Business;

                  (c) reasonably endeavor to retain their respective employees, to compensate such employees consistent with past practices, and to preserve their respective present relationships with customers, suppliers, contractors, and such employees;

                  (d) use commercially reasonable efforts to maintain the IFC Purchased Assets or the Telecapital Purchased Assets, as the case may be, in customary repair, order and condition and maintain insurance reasonably comparable to that in effect on the date of this Agreement;

                  (e) maintain the books, accounts and records related to their respective Business in accordance with GAAP, to the extent applicable, consistent with past practices; and

                  (f) promptly inform the Purchaser Parties in writing of any material breach of or material change in the representations and warranties contained in Article III or Article IV hereof, as the case may be.

                  Section 6.3.  Negative Covenants.

                  (a) Between the date of this Agreement and the Closing, without the prior written consent of the Purchaser Parties, neither IFC nor Telecapital shall:

                  (i) enter into any contract, agreement or commitment or take any other action which, if entered into or taken prior to the date of this Agreement, would cause any representation or warranty made by it to be untrue or be required to be disclosed on one or more Schedules referred to in Article III or Article IV, as the case may be; and

                  (ii) take any action, or permit its Affiliates to take any action, which could reasonably be expected to result in a Material Adverse Change to its respective business.

                  (b) Between the date of the Agreement and the Closing, IFC shall not make any distributions to its members in their capacity as members and Telecapital shall not make any distributions to its partners in their capacity as partners.

                  Section 6.4. Closing Documents. IFC and Telecapital shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered to the Purchaser Parties, the documents or instruments described in Section 7.2. The Purchaser Parties shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered, to the Sellers, the documents or instruments described in Section 7.3.

                  Section 6.5. Transfer and Property Taxes. Purchaser1 shall pay any transfer, sales, purchase, use or similar tax under the laws of any Governmental Authority arising out of or resulting from the purchase of the IFC Purchased Assets and the assumption of the IFC Assumed Liabilities. Purchaser2 shall pay any transfer, sales, purchase, use or similar tax under the laws of any Governmental Authority arising out of or resulting from the purchase of the Telecapital Purchased Assets and the assumption of the Telecapital Assumed Liabilities. The Purchaser Parties shall prepare and file all required tax returns and other required documents with respect to the taxes and fees required to be paid by it pursuant to this Section 6.5.

                  Section 6.6. Best Efforts; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, in the case of the Purchaser Parties, to qualify for and obtain all Governmental Licenses from the SBA which are a condition to the Closing. Each of IFC and Telecapital and the Purchaser will use their respective best efforts to obtain consents of all Governmental Authorities and third parties necessary to the consummation of the transactions contemplated by this Agreement. In the event that at any time after Closing any further action is necessary to carry out the purposes of this Agreement, the Purchaser Parties and the Sellers shall take all such action without any further consideration therefor.

                  Section 6.7. Employment Matters. (a) The Purchaser Parties shall offer to hire in comparable positions and at comparable salary all or substantially all of those employees who are employed on the date hereof in connection with the IFC Business and the Telecapital Business and are actively at work on the Closing Date (such employees who are to receive such employment offers are referred to as the "Employees"), and to maintain benefit plans, programs and policies and fringe benefits that, in the aggregate, will provide benefits to the Employees that are no less favorable than those provided by the Purchaser Parties to their own employees. Within 10 days after the date of this Agreement, the Purchaser Parties shall provide IFC and Telecapital with a list of the Employees, and such list shall be attached hereto as Schedule 6.7. Employees shall be given credit for all service with the Sellers under all employee benefit plans, programs and policies, and fringe benefits of the Purchaser Parties in which they become participants for purposes of eligibility and vesting. Notwithstanding the foregoing, the Purchaser Parties shall have no obligation to retain the employment of any of the Employees for any specified period following the Closing Date and the Purchaser Parties shall have no obligation to the Employees (except for contractual obligations owed to those employees which are included in the IFC Assumed Liabilities or Telecapital Assumed Liabilities) upon termination, except to the extent required by law.

                  (b) Effective as of the Closing Date, the Employees shall cease to actively participate in the pension, profit-sharing and retirement plan(s) of the Sellers. The benefits of such Employees under the such plans, of any, shall be paid to the Employees in accordance with the terms thereof.

                  (c) Effective as of the Closing Date, all Employees shall cease to be covered by the Sellers' employee welfare benefit plans, including plans, programs, policies and arrangements which provide medical and dental coverage, life and accident insurance, disability coverage, and vacation and severance pay. Each of IFC and Telecapital shall retain responsibility for providing its respective employees who were employed in connection with the IFC Business or the Telecapital Business, as the case may be, who terminated employment prior to the Closing Date, and who elected group health coverage required by Section 4980B of the Code ("Continuation Coverage") under the terms of the health plan maintained by such Seller with such Continuation Coverage. Effective as of the Closing Date, the Purchaser Parties shall, or shall cause the IFC Business and the Telecapital Business to, perform the duties required of a successor employer with respect to Continuation Coverage, including making such coverage available to the employees of the IFC Business and the Telecapital Business on and after the Closing upon their termination of employment subsequent to the Closing to the extent required by law.

                  (d) After the Closing, IFC shall perform its post-Closing obligations and enforce its post-Closing rights under the respective severance agreements between IFC and Charles P. Bell, Jr., Dianna Seaborn, W. David Jenkins, and Stuart Mitchell referred to in Schedule 3.18. After the Closing, Telecapital shall perform its post-Closing obligations and enforce its post-Closing rights under the severance agreement between Telecapital and David Harvey referred to in Schedule 4.18.

                  Section 6.8. Registration Agreement. The Parent shall, no later than 20 days after the execution of this Agreement, file a registration statement and related prospectus (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") for the sale by IFC and Telecapital of the Common Stock to be issued pursuant to Section 2.2, at the Parent's sole cost and expense. The Registration Statement shall comply as to form in all material respects with applicable rules of the SEC providing for offers and sales by Sellers of the Common Stock. The Parent shall use its commercially reasonable efforts to cause the Registration Statement to be effective on the Closing Date, and to remain effective thereafter until the earlier of (i) the sale by the recipients thereof of all such shares of Common Stock or (ii) the time when all such shares of Common Stock are eligible to be sold (x) pursuant to subparagraph (k) of Rule 144 promulgated under the Securities Act or (y) in a single transaction pursuant to Rule 144, or any successor thereto. The parties stipulate and agree that the registration of the Common Stock to be issued pursuant to Section 2.2 is intended to provide Sellers with flexibility in liquidating their investment in the Common Stock and does not evidence any present intention to dispose of such investment. Parent shall provide the Sellers a reasonable number of copies of the final prospectus and any amendments or supplements thereto. The Parent shall register or qualify the Common Stock for sale under all applicable state securities laws. The Registration Statement and the rights of each Seller under this Section 6.8 shall also apply to Common Stock to be sold by the direct or indirect partners or members of either Seller who receive Common Stock in connection with a distribution by a Seller to its partners or members or a distribution by such partner or member to its partners or members provided that such distributee is an "Accredited Investor" within the meaning of Regulation D promulgated under the Securities Act. Within 10 days after the date of the execution of this Agreement, the parties shall execute and deliver a Registration Rights Agreement incorporating the provisions of this Section 6.8, containing customary indemnification and contribution provisions and other customary terms consistent with the provisions of this Section 6.8.

                  Section 6.9. Hart-Scott-Rodino Filings. Each of the Sellers and the Purchaser Parties will use their respective best efforts to file with the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") promptly following the date hereof the notification and report form (the "Report") required under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the transactions contemplated hereby. Each of the Sellers and the Purchaser Parties shall cooperate with the other party to the extent necessary to assist the other party in the preparation of its Report, shall request early termination of the waiting period required by the HSR Act and, if requested, will promptly amend or furnish additional information thereunder if requested by the Antitrust Division and/or the FTC. Purchaser shall pay all filing fees incurred in connection with the filing of any Report.

                  Section 6.10. Unassignable Contracts or Licenses. Notwithstanding any provision hereof to the contrary, to the extent that any Material Contract or license to be assigned or transferred to a Purchaser hereunder requires the consent of any other party, no Seller shall be deemed to have assigned or transferred any such contract or license, and such Purchaser shall not be deemed to have assumed or received any such contract or license, unless and until such consent shall have been obtained. The Purchaser Parties, in their sole discretion, may waive the obtaining of any such consent as a condition to Closing. Notwithstanding any such waiver by the Purchaser Parties, each Seller agrees to use its reasonable commercial efforts to obtain the necessary consents to the assignment or transfer of any such contract or license by it; provided, however, that no Seller shall be required to make any payment in order to obtain any such consent (unless such payment is due and owing under the respective contract or license on or prior to the Closing Date). If the Purchaser Parties elect to proceed with Closing, until any necessary consent to the assignment or transfer of any Material Contract or license is obtained, such Seller and the Purchaser shall each cooperate with the other in any reasonable arrangement which provides the Purchaser with the benefits under such contract or license, including enforcement by such Seller of any and all rights arising out of any breach or cancellation by the other party thereto all at the expense and risk of the Purchaser. Any payments made and expenses arising in respect of performance on and after the Closing Date under any such contract or license as to which the necessary consent has not been obtained and whose benefits are being enjoyed by Purchaser shall be for the account of the Purchaser, but the Purchaser shall not be responsible for any penalties, premiums or other increased charges resulting from the failure to obtain the necessary consent. Sellers shall be promptly reimbursed by the Purchaser Parties for any such payments and expenses. Notwithstanding anything to the contrary contained herein, the Purchaser Parties shall not be obligated to reimburse any Seller for any amounts the Seller determines to expend to obtain any consent to the assignment and transfer of any contract or license. All obligations of Sellers under this Section 6.10 shall terminate on December 15, 1998.

                  Section 6.11.  Covenant Against Competition.

                  (a) In order to induce the Purchaser Parties to enter into this Agreement and consummate the transactions contemplated hereby, each Seller agrees that, for a period of three (3) years beginning on the Closing Date, each of them will not, without the prior written consent of the Purchaser Parties, for their own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other legal entity, as principal, agent or otherwise:

                           (i) engage in, consult with, or own, control, manage
                  or otherwise participate in the ownership, control or management of a business engaged in any of the activities of the IFC Business or the Telecapital Business (as conducted or proposed to be conducted by IFC and Telecapital immediately prior to the Closing Date) within any part of the Territory (as defined in subsection (c) below), except for the benefit of the Purchaser Parties; or

                           (ii) solicit or in any manner attempt to solicit the
                  patronage of any individual, partnership, corporation or other entity to whom IFC or Telecapital provided financing during the twenty-four (24) month period immediately preceding the Closing Date for the provision of financing or other services included in the IFC Business or the Telecapital Business; or

                           (iii) solicit or induce, or in any manner attempt to
                  solicit or induce, any person who is employed by a Purchaser Party to leave such employment, whether or not such employment is pursuant to a written contract with Purchaser or otherwise.

                  (b) Each Seller agrees that it will not, without the prior written consent of the Purchaser Parties, for its own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other entity, as principal, agent or otherwise, use or authorize any other person to use any of the Sellers' trade or legal names, or any part thereof, or any name similar thereto, in connection with the providing of services similar to those offered by the IFC Business or the Telecapital Business.

                  (c) For the purposes of this Section 6.11, the term "Territory" means with respect to the Sellers, the continental United States.

                  (d) Notwithstanding anything herein to the contrary (i) it shall not be a breach of the covenants contained in subsection (a) above for any of the Sellers to own Common Stock or to own together less than five percent (5%) of the capital stock of any corporation whose shares are publicly traded or of limited partnership interests or similar equity interests of any entity in which Seller is a passive investor and (ii) the covenants described in this
Section 6.11 shall apply only if the transactions contemplated hereby are consummated at the Closing.

                  Section 6.12. Publicity. All press releases and other public announcements respecting the subject matter hereof shall be made only with the mutual agreement of the parties hereto; provided, however, that because the Parent is a publicly held company, it may make such announcements as it deems necessary to comply with the rules and regulations of the National Association of Securities Dealers, Inc. (or such other comparable entity), and any and all applicable federal and state securities laws, after prior notice to Sellers of such announcement and a fair opportunity to comment thereon and to control the description of the Sellers. In addition, the Purchaser Parties and Sellers agree that the Purchaser Parties and Sellers will not disclose to any person the specific monetary terms of the transaction except as may be necessary to obtain the consent of the person. Any disclosure of the monetary terms shall be limited to the Seller who has the contractual relationship with the person. The above two sentences shall not limit any disclosure required by law.

                  Section 6.13.  Legending of Common Stock.

                  (a) There shall be placed on all certificates representing shares of Common Stock issued to the Sellers pursuant hereto appropriate restrictive legends referencing the restrictions imposed by applicable securities laws. Each Seller hereby acknowledges and agrees that the shares of Common Stock to be issued pursuant hereto shall be subject to volume limitations or other restrictions provided in Rule 144 (or any successor provision thereto) promulgated under the Securities Act. Each Seller agrees to comply with any applicable restrictions of Rule 144, and further agrees that it will not offer to sell, sell or otherwise dispose of any of the shares of Common Stock issued to such Seller except pursuant to an effective registration statement or another exemption from registration requirements of the Securities Act, and in compliance with all applicable requirements of Rule 144. With respect to any such sale or disposition, each Seller agrees to furnish to the Purchaser Parties upon request such information as its counsel may deem necessary to assure that such sale or disposition is made in full compliance herewith, such rule, and applicable federal and state securities laws.

                  (b) Reports Under the Exchange Act. With a view to making available to the holders of shares of Common Stock issued to Sellers pursuant hereto the benefits of Rule 144 promulgated under the Securities Act (or any similar successor statute), and the rules and regulations thereunder and any other rule or regulation of the SEC that may at any time permit a holder of shares of Common Stock to sell securities of the Parent to the public without registration, the Parent agrees to:

                           (i) file with the SEC in a timely manner all reports
                  and other documents required of the Parent under the Securities Act and the Exchange Act and the rules and regulations thereunder; and

                           (ii) furnish to any holder of shares of Common Stock
                  issued to Sellers pursuant hereto, forthwith upon request (A) a written statement by the Parent that it has complied with its reporting requirements in order that Rule 144 is available for any holder of shares of Common Stock issued to Sellers,
                  (B) a copy of the most recent annual or quarterly report of the Parent and such other reports or documents so filed with the SEC by the Parent and (C) such other information as SEC requires to permit the selling of any such securities without registration pursuant to Rule 144 or any successor rule to Rule 144.

                  Section 6.14. Rothschild. The Purchaser Parties agree to pay to Rothschild a one-time fee of $250,000 at the time of the first securitization after the Closing Date ("Securitization") which includes some or all of the loans included in the Telecapital Purchased Assets. The Purchaser Parties shall receive a credit for any underwriting or placement fees earned by Rothschild in the Securitization, provided that Rothschild shall participate in the Securitization if invited to by the Purchaser Parties upon terms reasonably satisfactory to Rothschild. In the event the Purchaser Parties have not effected the Securitization on or before December 31, 1998, the fee described above shall be paid to Rothschild in full satisfaction of the obligation described in this
Section 6.14.

                  Section 6.15. Transitional Services. After the Closing, individuals who were employees of the Sellers and their Affiliates prior to the Closing who continue to be employed by any Purchaser Party or any Affiliate thereof shall be made available to the Sellers and their Affiliates, at reasonable times and in a manner which does not interfere with or impede in any material respect the performance of their duties for the Purchaser Parties and their Affiliates, for purposes of the winding up and liquidation of the Sellers, provided that this obligation shall cease one year after the Closing Date and, provided, further, that Sellers shall be responsible for all out-of-pocket costs connected therewith.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

                  Section 7.1. Mutual Conditions. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to Closing of the condition that no Governmental Authority of competent jurisdiction shall have (i) enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect or (ii) commenced or threatened any action or proceeding, which in either case would prohibit consummation of the transactions contemplated by this Agreement

                  Section 7.2. Conditions to the Purchaser Parties' Obligations. The obligations of the Purchaser Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment prior to or at Closing of each of the following conditions:

                  (a) The representations and warranties made by IFC and Telecapital in this Agreement and the Schedules hereto shall be true, correct and complete in all material respects as of the Closing Date as though such representations and warranties were made on the Closing Date (except as to any representation or warranty made as of a specific date, in which case such representation or warranty shall be deemed to have been made again on the Closing Date but only as of such specific date), and IFC and Telecapital shall have in all material respects duly performed or complied with all of the covenants, obligations and conditions to be performed or complied with by them under the terms of this Agreement prior to or at Closing.

                  (b) (i) All authorizations, consents, waivers, approvals or other actions required in connection with the execution, delivery and performance of this Agreement and the instruments of transfer by Sellers and the consummation by Sellers of the transactions contemplated hereby and thereby shall have been obtained and shall be in full force and effect; and (ii) all authorizations, consents, waivers, approvals or other actions identified on
Schedule 5.4 necessary to permit Purchaser1 and Purchaser2 to operate the IFC Business and the Telecapital Business, respectively, in material compliance with all applicable laws immediately after the Closing shall have been obtained and shall be in full force and effect, including without limitation the all necessary approvals from the SBA to be a Section 7(a) lender, including the obtaining of "preferred lender" status in those jurisdictions and districts and for those SBA programs maintained by IFC on the date hereof.

                  (c) Prior to or at Closing, IFC and Telecapital shall have delivered to the Purchaser Parties all instruments of assignment, transfer and conveyance identified herein and such other closing documents as shall be reasonably requested by the Purchaser Parties in form and substance reasonably acceptable to the Purchaser Parties ' counsel, including the following:

                           (i) such instruments of sale, transfer, assignment, conveyance and delivery (including all vehicle titles, the Bill of Sale set forth as Exhibit B (the terms of which shall be reasonably agreed upon and attached hereto within 20 days from the date hereof), blanket mortgage assignment set forth as Exhibit C (the terms of which shall be reasonably agreed upon and attached hereto within 20 days from the date hereof), and the Assignment and Assumption Agreement set forth as Exhibit D (the terms of which shall be reasonably agreed upon and attached hereto within 20 days from the date hereof), as are required in order to transfer title to the Purchased Assets as provided herein;

                           (ii) certificates of an appropriate authorized Person of each of IFC and Telecapital, dated the Closing Date, to the effect that (1) the Person signing such certificate is familiar with this Agreement and (2) the conditions specified in Section 7.2(a) and
         (b) applicable to that Seller have been satisfied;

                           (iii) certificates of an appropriate authorized Person of each of IFC and Telecapital, dated the Closing Date, as to the incumbency or authorization of any Person executing on behalf of IFC or Telecapital, as the case may be, this Agreement, the instruments of transfer or any document related thereto;

                           (iv) such other documents or instruments as the Purchaser Parties reasonably request to effect the transactions contemplated hereby;

                           (v) an opinion of counsel of Lowenstein Sandler PC, dated as of the Closing;

                           (vi) a noncompetition agreement substantially identical to Section 6.11 shall have been executed and delivered by each Seller Principal; and

                           (vii)  Russ Smith shall have entered into a
         noncompetition and employment agreement with Purchaser.

                           (c)    There shall have been no Material Adverse
Change in respect of the IFC Business or the Telecapital Business except for (i) changes in general economic or financial conditions or in generally prevailing commercial interest rates, (ii) changes resulting from the actions of any Purchaser Party or any of its Affiliates or representatives, or (iii) changes contemplated by this Agreement.

                           (d)    Each Seller shall have obtained the third
party consents to the assignment and transfer to the applicable Purchaser of the Material Contracts the failure of which to obtain would have a material adverse effect on such Purchaser's conduct of the IFC Business or Telecapital Business after the Closing as determined in the reasonable judgment of Purchaser. Without limiting any other provision of this Agreement, the Purchaser Parties acknowledge that no consent shall be needed from unaffiliated lenders to either Seller, and the Purchaser Parties shall be responsible for paying off at the Closing all such indebtedness which is an IFC or Telecapital Assumed Liability.

                  Section 7.3. Conditions to the Sellers' Obligations. The obligations of each of IFC and Telecapital to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

                  (a) The representations and warranties made by the Purchaser Parties in this Agreement shall be true, correct and complete in all material respects as of the Closing Date as though such representations and warranties were made as of the Closing Date (except as to any representation or warranty made as of a specific date, in which case such representation or warranty shall be deemed to have been made again on the Closing Date but only as of such specific date), and the Purchaser Parties shall have in all material respects duly performed or complied with all of the covenants, obligations and conditions to be performed or complied with by it under the terms of this Agreement prior to or at Closing.

                  (b) (i) All authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement and the instruments of transfer by the Purchaser Parties and the consummation by the Purchaser Parties of the transactions contemplated hereby and thereby shall have been obtained and shall be in full force and effect; and (ii) all authorization, consents, waivers, approvals or other actions identified on Schedule 5.4 necessary to permit the Purchaser1 and Purchaser2 to operate the IFC Business and the Telecapital Business, respectively, in material compliance with all applicable laws immediately after the Closing shall have been obtained and shall be in full force and effect.

                  (c) Prior to or at Closing, the Purchaser Parties shall have delivered to each of IFC and Telecapital such closing documents as shall be reasonably requested, in form and substance reasonably acceptable to the Sellers' counsel, including the following:

                           (i) the Assignment and Assumption Agreements executed by each Purchaser and dated the Closing Date;

                           (ii) a certificate of an appropriate authorized Person of the Purchaser Parties, dated the Closing Date, to the effect that (1) the Person signing such certificate is familiar with this Agreement and (2) the conditions specified in Section 7.3(a) and (b) have been satisfied;

                           (iii) a certificate of an appropriate authorized Person, dated the Closing Date, as to the incumbency of any officer of the Purchaser Parties executing this Agreement, the instruments of transfer or any document related thereto;

                           (iv)   the IFC Purchase Price to IFC and the
         Telecapital Purchase Price to Telecapital payable as provided in
         Section 2.2, with the cash portion payable by wire transfer in immediately available funds to accounts designated by IFC and Telecapital, respectively, by written notice to the Purchaser Parties at least two (2) Business Days before the Closing Date;

                           (v) such other documents or instruments as either Seller reasonably requests to effect the transactions contemplated hereby; and

                           (vi) an opinion of counsel of the General Counsel of Parent, dated as of the Closing.

                  (d) There shall have been no Material Adverse Change with respect to Parent and its consolidated subsidiaries, taken as a whole, except for (i) changes in general economic or financial conditions or in generally prevailing commercial interest rates, (ii) changes resulting from the actions of any Purchaser Party or any of its Affiliates or representatives, or (iii) changes contemplated by this Agreement.


                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.1. Termination. This Agreement may be terminated at any time prior to Closing as follows:

                  (a) by mutual consent of Sellers and the Purchaser Parties;

                  (b) by Sellers or the Purchaser Parties if the other party hereto (treating the Sellers as one party for this purpose) shall breach in any material respect any of its representations, warranties or obligations contained in this Agreement and such breach is not cured in all material respects within the ten-day period commencing on the date written notice of such breach is received by the breaching party;

                  (c) by the Purchaser Parties, in the event that the conditions to its obligations set forth in Article VII hereof have not been satisfied or waived at the Closing;

                  (d) by IFC or Telecapital, in the event that the conditions to their obligations set forth in Article VII hereof have not been satisfied or waived at the Closing; and

                  (e) by any party if the transactions contemplated by this Agreement shall not have been consummated on or before August 14, 1998 (or such later date as may be agreed upon in writing by the parties hereto), provided that this date shall automatically be extended until September 19, 1998 if the transactions have not been consummated by August 14, 1998 because the Purchaser Parties have not obtained the Governmental Licenses from the SBA which are a condition to the Closing (subject to Sellers' or the Purchaser Parties' right to terminate if the SBA has unconditionally rejected the Purchaser Parties' application therefor).

                  Section 8.2. Effect of Termination. If this Agreement is terminated pursuant to Section 8.1 hereof, all rights and obligations of the Sellers and the Purchaser Parties hereunder shall terminate and no party shall have any liability to the other party, except for obligations of the parties hereto in Sections 6.1 and 10.2, which shall survive the termination of this Agreement, and except nothing herein will relieve any party from liability for any breach of any representation, warranty, agreement or covenant contained herein prior to such termination.

                                   ARTICLE IX

           DURATION OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

                  Section 9.1. Duration of Representations and Warranties. The representations, warranties, covenants, agreements and indemnifications of the parties contained herein or in any writing delivered pursuant to the provisions hereof shall survive any investigation heretofore or hereafter made by the Purchaser Parties or Sellers, and the consummation of the transactions contemplated herein, and shall continue in full force and effect for the period (the "Survival Period") beginning on the Closing Date and continuing until the first anniversary thereof; provided, however, that the Survival Period shall be extended automatically to include any time period necessary to resolve a specific claim for indemnification which was made before expiration of the Survival Period but not resolved prior to its expiration; and provided, further, that any such extension shall apply only as to claims asserted and not so resolved within the Survival Period.

                  Section 9.2. Indemnification. (a) For the Survival Period, IFC and Telecapital, severally and not jointly, subject to the limitations set forth below in this Section 9.2(a) and in Sections 9.2(d) and (e), shall indemnify and hold harmless the Purchaser Parties, their Affiliates, officers, directors, employees, agents and representatives, and any Person claiming by or through any of them, against and in respect of any and all claims, costs, expenses, damages, liabilities, losses or deficiencies (including counsel's fees and other costs and expenses incident to any suit, action or proceeding) (the "Damages") arising out of, resulting from or incurred in connection with (i) any IFC Retained Liability or Telecapital Retained Liability, as the case may be, (ii) the breach by IFC or Telecapital, as the case may be, of any covenant or agreement to be performed by it hereunder or under any other agreement delivered pursuant hereto, and (iii) any inaccuracy in or breach of any representation or warranty of IFC or Telecapital, as the case may be. Notwithstanding anything to the contrary in this Agreement, neither IFC or Telecapital shall be liable under this Section 9.2(a) unless the aggregate of all Damages for which they would otherwise be liable under this Section 9.2(a) shall exceed $250,000 and $125,000, respectively, but in the event that such Damages exceed such respective threshold, IFC or Telecapital, as the case may be, shall then be liable for all such Damages subject only to the other limitations contained in this Section 9.2(a) and in Sections 9.2(d) and (e).

                  (b) The Purchaser Parties, jointly and severally, shall indemnify and hold harmless each of IFC and Telecapital, and their respective Affiliates, members, partners, officers, employees, agents and representatives, and any Person claiming by or through any of them, against and in respect of any and all Damages arising out of, resulting from or incurred in connection with
(i) the breach by the Purchaser Parties of any covenant or agreement to be performed by it hereunder or under any other agreement delivered pursuant hereto, (ii) any IFC Assumed Liability or Telecapital Assumed Liability, as the case may be, (iii) the operation of the IFC Business or the Telecapital Business, as the case may be, following the Closing, and (iv) any inaccuracy in or breach of any representation or warranty of any Purchaser Party.

                  (c) Any Person providing indemnification pursuant to the provisions of this Section 9.2 is hereinafter referred to as an "Indemnifying Party" and any Person entitled to be indemnified pursuant to the provisions of this Section 9.2 is hereinafter referred to as an "Indemnified Party."

                  (d) The recourse of the Purchaser Parties and all other Indemnified Parties for Damages and for all claims arising under this Article IX against IFC or Telecapital shall be limited to the funds or Acceptable Letter of Credit deposited under the IFC Escrow Agreement or Telecapital Escrow Agreement, respectively. The aggregate maximum indemnification to be provided by IFC and Telecapital to the Purchaser Parties and all other Indemnified Parties pursuant to this Article IX shall be $5,000,000 and $2,500,000, respectively.

                  (e) All claims for Damages by the Purchaser Parties or any other Indemnified Party under Section 9.2(a) or (b) shall be computed net of insurance proceeds received by the Purchaser Parties, any such other Indemnified Party or any Affiliate thereof as a result of any Damages subject to indemnification hereunder. In addition, all claims for Damages under Section 9.2(a) or (b) shall be computed net of related, determinable tax benefits, if any, which are actually used to reduce taxes otherwise due by the Purchaser Parties, any other Indemnified Party or any Affiliate thereof resulting from any of the Damages to which the Purchaser Parties or any other Indemnified Party is entitled to indemnification hereunder.

                  (f) The rights and remedies of the Purchaser Parties and all other Indemnified Parties under this Section 9.2 shall constitute the sole and exclusive remedy of the Purchaser Parties and any such other Indemnified Parties arising out of, resulting from or incurred in connection with the breach by IFC or Telecapital of any covenant or agreement to be performed by it under this Agreement or any instrument of transfer or other agreement delivered pursuant hereto and for any inaccuracy in or breach of any representation or warranty; provided that the limitations set forth in this Section 9.2 shall not apply with respect to Damages resulting from the fraud of IFC or Telecapital with respect to any Purchaser Party in connection with this Agreement or the transactions contemplated hereunder.

                  Section 9.3. Procedures for Third Party Claims. In the case of any claim for indemnification arising from a claim of a third party (a "Third Party Claim"), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand which such Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such Third Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party unless (i) such Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party, or (ii) the Indemnified Party shall have reasonably concluded that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim or
(y) the Indemnified Party has one or more defenses not available to the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such Third

Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense; provided, however, that, in the case of any Third Party Claim or demand described in clause (i) or (ii) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Third Party Claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any such Third Party Claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Any settlement of any such Third Party Claim or demand made by the Indemnifying Party shall include a complete release and discharge of each Indemnified Party or if not so included, shall require the prior written consent of the Indemnified Party.

                  Section 9.4. Procedures for Inter-Party Claims. In the event that an Indemnified Party determines that it has a claim for Damages against an Indemnifying Party hereunder (other than as a result of a Third Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such claim and any relevant facts and circumstances relating thereto. The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim for Damages. The Indemnified Party and the Indemnifying Party shall negotiate in good faith regarding the resolution of any disputed claims for Damages. In the event that the Indemnified Party and the Indemnifying Party did not resolve the dispute by negotiation and legal proceedings are instituted seeking to recover Damages hereunder, the prevailing party in such litigation shall be entitled to recover its cost and expenses in connection with such proceedings (including costs of investigation and reasonable attorneys' fees and disbursements).


                                    ARTICLE X

                                  MISCELLANEOUS

                  Section 10.1. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, or sent by facsimile, sent by certified, registered or express air mail, postage prepaid, or sent by a reputable overnight courier service, and shall be deemed given when so delivered personally or by facsimile, if sent by certified or registered mail, three (3) Business Days after the date of mailing, or if sent by overnight courier or express air mail, one (1) Business Day after being sent, as follows:

If to the Purchaser Parties:        AMRESCO, INC.
                                    700 North Pearl Street
                                    Suite 2400 - LB 342
                                    Dallas, Texas  75201
                                    Telephone:  (214) 953-7700
                                    Facsimile:  (214) 953-7757
                                    Attention:  Randolph E. Brown

With a copy to:   AMRESCO, INC.     700 North Pearl Street
                                    Suite 2400 - LB 342
                                    Dallas, Texas  75201
                                    Telephone:  (214) 953-7700
                                    Facsimile:  (214) 953-7757
                                    Attention:  General Counsel

If to Sellers:                      Independence Funding Company, LLC
                                    Telecapital, L.P.
                                    3010 LBJ Freeway, Suite 920
                                    Dallas, Texas  75234
                                    Telephone:  972-247-1776
                                    Facsimile:   972-9190-1776
                                    Attention:  B. Russ Smith

and                                 Harbourton Holdings, L.P.
                                    c/o Mills & Lynn Enterprises
                                    1205 Pacific Avenue
                                    Suite 203, 2nd Floor
                                    Santa Cruz, CA  95060
                                    Telephone:  408-458-6000
                                    Facsimile:   408-458-1421
                                    Attention:  David W. Mills

With a copy to:                     LOWENSTEIN SANDLER PC
                                    65 Livingston Avenue
                                    Roseland, New Jersey  07068
                                    Telephone:  (973) 597-2500
                                    Facsimile:   (973) 597-2400
                                    Attention:   Allen B. Levithan, Esq.

or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

                  Section 10.2. Expenses. Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein.

                  Section 10.3. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Texas and the United States District Court for the Northern District of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 10.4. Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not be assigned by operation of law or otherwise without the written consent of the parties hereto, and any attempted assignment shall be null and void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

                  Section 10.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

                  Section 10.6. Titles and Headings. The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

                  Section 10.7. Entire Agreement. This Agreement, including the Schedules and Exhibits attached hereto, constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

                  Section 10.8. Amendment and Modification. This Agreement may only be amended or modified in writing signed by the party against whom enforcement of such amendment or modification is sought.

                  Section 10.9. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

                  Section 10.10. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

                  Section 10.11. Obligations Several. Representations, warranties, covenants, agreements, liabilities and obligations of IFC to the Purchaser Parties are several and shall not bind nor be the responsibility or obligation of Telecapital in any manner or respect; representations, warranties, covenants, agreements, liabilities and obligations of Telecapital to the Purchaser Parties are several and shall not bind nor be the responsibility or obligation of IFC in any manner or respect.


                  Section 10.12. No Strict Construction. Each of the Purchaser and the Sellers acknowledge that this Agreement has been prepared collectively by the parties hereto, and shall not be strictly construed against any party.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     INDEPENDENCE FUNDING COMPANY, LLC


                                     By:   /s/ DAVID W. MILLS
                                        -----------------------------------
                                        Name:  David W. Mills
                                        Title:  Chairman

                                     TELECAPITAL, L.P.


                                     By:   /s/ DAVID W. MILLS
                                        -----------------------------------
                                        Name:  David W. Mills
                                        Title:  Chairman

                                     AMRESCO INDEPENDENCE
                                     FUNDING CO., INC.


                                     By:   /s/ RANDOLPH BROWN
                                        -----------------------------------
                                        Name:  Randolph Brown
                                        Title:  President

                                     AMRESCO COMMERCIAL
                                     LENDING CORP.


                                     By:   /s/ RANDOLPH BROWN
                                        -----------------------------------
                                        Name:  Randolph Brown
                                        Title:  Vice President

                                     AMRESCO, INC.



                                     By:   /s/ RANDOLPH BROWN
                                        -----------------------------------
                                        Name:  Randolph Brown
                                        Title:  President - Commercial Finance